UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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☐ Preliminary Proxy Statement

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☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

BANCORPSOUTH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1994 STOCK INCENTIVE PLAN
APPROVAL OF THE AMENDMENT TO THE 1995 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
APPROVAL OF THE AMENDMENT TO THE EXECUTIVE PERFORMANCE INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
RATIFICATION OF APPOINTMENT OF AUDITORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION
APPENDIX A
APPENDIX B
APPENDIX C

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

March 25, 2005

TO THE SHAREHOLDERS OF
  BANCORPSOUTH, INC.

     On Wednesday, April 27, 2005, at 9:30 a.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi, 38804. You are cordially invited to attend and participate in the meeting.

     Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about your company and the matters to be addressed at the annual meeting.

     Whether you plan to attend the meeting or not, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:

•	Use the Internet at the web address shown on your proxy card;

•	Use the touch-tone telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

     Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.

     I look forward to seeing you at this year’s annual meeting.

Sincerely,

/s/ Aubrey B. Patterson

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

Enclosures:
1. Proxy Card and Business Reply Envelope
2. Householding Notice
3. Annual Report to Shareholders

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET,
TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING, DATING
AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 27, 2005

TO THE SHAREHOLDERS OF
  BANCORPSOUTH, INC.

     The annual meeting of shareholders of BancorpSouth, Inc. will be held on Wednesday, April 27, 2005, at 9:30 a.m. (Central Time) at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi, 38804 for the following purposes:

(1)	To elect four directors;

(2)	To approve the amendment and restatement of the BancorpSouth, Inc. 1994 Stock Incentive Plan;

(3)	To approve the amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors;

(4)	To approve the amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan;

(5)	To ratify the Audit Committee’s selection and appointment of the accounting firm of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2005; and

(6)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 7, 2005 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

/s/ Aubrey B. Patterson

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer

March 25, 2005

IMPORTANT:

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors, to be voted at our annual meeting of shareholders to be held at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi, 38804 on April 27, 2005, at 9:30 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 25, 2005.

     If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (i) “FOR” the election as directors of the nominees listed in this Proxy Statement, (ii) “FOR” approval of the amendment and restatement of the BancorpSouth, Inc. 1994 Stock Incentive Plan, (iii) “FOR” approval of the amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, (iv) “FOR” approval of the amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan, (v)“FOR” ratification of the Audit Committee’s selection and appointment of the accounting firm of KPMG LLP as independent auditors for us and our subsidiaries for the year ending December 31, 2005 and (vi) in accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the annual meeting.

     Shareholders are encouraged to vote their proxies by Internet, touch-tone telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using any method before the annual meeting have the right to revoke the proxy at any time before it is exercised by submitting a written request to us or by voting another proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person.

     Pursuant to the Mississippi Business Corporation Act and our governing documents, a proxy voted by Internet or touch-tone telephone has the same validity as one voted by mail. To vote by Internet, you need to access the website www.votefast.com, enter the eleven-digit control number found on the enclosed proxy card and follow the instructions on the website. To vote by touch-tone telephone, call 1-800-542-1160, enter the eleven-digit control number on the enclosed proxy card and follow the instructions. You may vote your proxy by Internet or telephone at anytime until 10:59 p.m. (Central Time) on April 26, 2005, the day prior to the annual meeting, and either method should not require more than a few minutes to complete. To vote your proxy by mail, please complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.

     If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to shareholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that may properly come before the annual meeting.

     The close of business on March 7, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of such date, we had 500,000,000 authorized shares of common stock, $2.50 par value, of which 78,311,181 shares were outstanding and entitled to one vote per share. The common stock is our only outstanding voting stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

Introduction

     Our Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the holders of shares of common stock represented at a meeting at which a quorum is present. The holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.

     Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered by the proxy for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

Nominees

     The Board of Directors has nominated the four individuals named below under the caption “Class II Nominees” for election as directors to serve until the annual meeting of shareholders in 2008, or until their earlier retirement in accordance with the policy of the Board of Directors. Our retirement policy for directors provides that a director not stand for re-election to the Board after reaching his or her 70th birthday, unless the Board determines that BancorpSouth would significantly benefit from such director serving another term due to his or her advice, expertise and influence. At the end of a director’s term, the Board may, in its discretion, re-nominate that director for another term. If the Board does not re-nominate a former director for another term after his or her 70th birthday or such person is not re-elected by our shareholders, the person would then serve as a Director Emeritus for a one year term, while being eligible for re-election as a Director Emeritus by the Board annually.

     Each nominee has consented to be a candidate and to serve as a director if elected.

     The following table shows the names, ages, principal occupations and other directorships of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first elected to the Board of Directors.

Class II Nominees – Term Expiring in 2008

			Director
Name	Age	Principal Occupation/Other Directorships	Since
W. G. Holliman, Jr.	67	Chairman of the Board and Chief Executive Officer, Furniture Brands International, Inc., St. Louis, Missouri and Tupelo, Mississippi (furniture manufacturer)	1994

James V. Kelley	55	Chief Operating Officer and President of BancorpSouth, Inc. and BancorpSouth Bank; Chairman of the Board, President and Chief Executive Officer, First United Bancshares, Inc., El Dorado, Arkansas (bank holding company) (1987-2000)	2000

Turner O. Lashlee	68	Chairman of the Board, Lashlee-Rich, Inc., Humboldt, Tennessee (general construction, construction management and retail building materials supplier)	1992

Alan W. Perry	57	Attorney at Law, Forman, Perry, Watkins, Krutz & Tardy LLP, Jackson, Mississippi	1994

Continuing Directors

     The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated for the expiration of their terms. Shareholders are not voting on the election of the Class I and Class III directors listed below. The following table shows the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors.

Class I – Term Expiring in 2006

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Hassell H. Franklin	69	Chief Executive Officer, Franklin Corp., Houston, Mississippi (furniture manufacturer)	1974

Robert C. Nolan	63	Chairman of the Board, Deltic Timber Corporation, El Dorado, Arkansas (timber production); Managing Partner, Munoco Company, El Dorado, Arkansas (oil and gas exploration and production)	2000

W. Cal Partee, Jr.	60	Partner, Partee Flooring Mill, Oil and Timber Investments, Magnolia, Arkansas (oil and lumber production)	2000

Travis E. Staub	72	Consultant, Fulton, Mississippi (construction and engineering); Vice Chairman, JESCO, Inc., Fulton, Mississippi (construction and engineering) (1994-2003)	1975

Class III – Term Expiring in 2007

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Larry G. Kirk	58	Chairman of the Board and Chief Executive Officer, Hancock Fabrics, Inc., Tupelo, Mississippi (fabric retailer and wholesaler) (1996-2005)	2002

Guy W. Mitchell, III	61	Vice President and Attorney at Law, Mitchell, McNutt and Sams, P.A., Tupelo, Mississippi	2003

R. Madison Murphy	47	Director, Murphy Oil Corporation, El Dorado, Arkansas (oil and gas exploration and production); Director, Deltic Timber Corporation, El Dorado, Arkansas (timber production), Managing Member, Murphy Family Management, LLC (investments)	2000

Aubrey B. Patterson	62	Chairman of the Board and Chief Executive Officer of BancorpSouth, Inc. and BancorpSouth Bank; Director, Furniture Brands International (furniture manufacturer)	1983

     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years, unless otherwise indicated. Messrs. Murphy and Nolan are first cousins.

Vote Required

     Assuming the presence of a quorum, directors are elected by a plurality of the votes cast by the holders of shares of common stock represented at the annual meeting.

The Board of Directors recommends that shareholders vote
“FOR” each of the Class II nominees.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT AND RESTATEMENT
OF THE 1994 STOCK INCENTIVE PLAN

     Our Board of Directors has adopted an amendment to the BancorpSouth, Inc. 1994 Stock Incentive Plan (the “1994 Plan”) which is in the form of an amendment and restatement of the 1994 Plan. As further described below, the primary purposes of this amendment are to (i) provide for awards of performance shares and restricted stock units, (ii) raise the limit on time-lapse awards available under the 1994 Plan, (iii) eliminate the limit on restricted stock awards that are based on achievement of performance goals, and (iv) provide certain administrative modifications, including the right to grant awards that are subject to the terms and conditions of the BancorpSouth, Inc. Executive Performance Incentive Plan. The amendment, which is explained in detail below, also includes certain administrative modifications. The description and explanation are qualified in their entirety by reference to the full text of the amended and restated 1994 Plan, which is attached hereto as Appendix A. If the amended and restated 1994 Plan is approved by the shareholders at the annual meeting, it will become effective without further action in accordance with its terms and conditions.

     Under the 1994 Plan, 6,916,000 shares of common stock have been reserved for issuance under awards, of which 3,723,171 shares are either subject to outstanding awards or have been issued. Prior to the amendment and restatement, the 1994 Plan permitted awards of “incentive stock options” (“ISOs”) described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options which are not qualified as ISOs under the Code (“NQSOs”), and shares of common stock that are subject to transfer restrictions (“Restricted Stock”). The 1994 Plan is administered by a subcommittee of the Executive Compensation and Stock Incentive Committee (the “Incentive Subcommittee”).

Explanation of Changes

     The material terms of the changes effected by the amendment and restatement of the 1994 Plan are as follows:

     Addition of Performance Share and Restricted Stock Unit Awards. The amendment to the 1994 Plan adds the ability to grant awards of “Performance Shares” and “Restricted Stock Units,” while retaining the ability to grant ISOs, NQSOs and Restricted Stock (collectively, “Awards”). Performance Shares are awards of common stock transferred to the recipient upon the achievement of performance goals within a specified performance period. Restricted Stock Units are awards that entitle the recipient to receive common stock, cash or a combination of common stock and cash, upon the achievement of specified performance goals. We believe that these new incentive awards will help BancorpSouth achieve balance in the performance incentives. In the past, the incentive compensation strategy under the 1994 Plan has relied heavily on NQSOs, so that performance was achieved solely by gains in BancorpSouth’s market value. While this continues to be an important objective of incentive compensation, the Board has determined that it should not be the only possible objective of incentive compensation. Therefore, the Board believes that the availability of Performance Shares and Restricted Stock Units is needed to provide incentives that are based on a broader range of performance objectives that are important to our business.

     Increase in Plan Limit on Restricted Stock Awards. The 1994 Plan provides for awards of Restricted Stock, but this feature is limited so that only 93,600 shares may be awarded as Restricted Stock. The amendment increases this limit to 638,566 shares. In addition, the amendment applies this limit to any Award that is subject only to a time-lapse restriction. This limit would apply to Restricted Stock, Performance Shares and Restricted Stock Units that are not conditioned on specified performance goals. This limit would not apply to ISO and NQSO awards.

     Elimination of Plan Limit on Performance-Based Restricted Stock Awards. The 1994 Plan limit on Restricted Stock awards, discussed above, applies to any Restricted Stock grant, regardless of conditions. The amendment eliminates this limit for such awards of Restricted Stock that condition vesting on the achievement of specified performance goals.

     Permit Executive Performance Incentive Plan Awards. The 1994 Plan broadly provides for equity incentive awards as described below under “General Description of the 1994 Plan.” We adopted the BancorpSouth, Inc. Executive Performance Incentive Plan (the “Executive Incentive Plan”) to permit performance incentive awards to certain of our key executive officers, payable in the form of cash. One purpose of the Executive Incentive Plan is to qualify payments to Named Executive Officers as “performance based compensation” and thereby qualify for a full tax deduction by BancorpSouth under Section 162(m) of the Code. As described in this Proxy Statement under “Proposal 4: Approval of Amendment to Executive Performance Incentive Plan,” our Board of Directors amended the Executive Incentive Plan, subject to shareholder approval, to permit such incentive awards to be made payable in the form of common stock as well as cash. This amendment to the 1994 Plan provides the source of common stock for equity incentives that will be provided under the Executive Incentive Plan. In particular, the Board anticipates that awards of Performance Shares, Restricted Stock and Restricted Stock Units to certain executive officers would be granted subject to the terms of the Executive Incentive Plan in order to preserve deductibility under Section 162(m) of the Code.

General Description of the 1994 Plan

     The purpose of the 1994 Plan is to provide a performance incentive to employees and others who perform services that enhance the value of shareholders’ equity. The Incentive Subcommittee is authorized to administer the 1994 Plan and to grant Awards to BancorpSouth employees and to certain others who provide significant services to BancorpSouth. The 1994 Plan provides for the grant of ISOs, NQSOs and the award of Restricted Stock. ISOs may be granted only to employees of BancorpSouth and its subsidiaries. As of March 7, 2005, we employed approximately 4,019 people. The 1994 Plan will continue indefinitely until terminated by the Board of Directors.

     The Incentive Subcommittee determines which individuals are to receive Awards under the 1994 Plan, the type of Award to be granted (i.e., Performance Shares, Restricted Stock Units, ISOs, NQSOs or Restricted Stock) and the exercise prices, performance objectives and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock on the date of grant (110% for individuals who own more than 10% of the total outstanding common stock). These and other terms are set forth in a written agreement between BancorpSouth and the individual receiving the Award. The aggregate fair market value of common stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No Award shall be exercisable after the expiration of ten years from the date it is granted (five years for ISOs granted to individuals who own more than 10% of the total outstanding shares of common stock).

     As of March 7, 2005, BancorpSouth had options outstanding to purchase 2,447,244 shares of common stock under the 1994 Plan. The exercise price under which options have been granted has been the fair market value of BancorpSouth’s common stock on the date of grant. Based upon the closing sale price of the common stock on March 7, 2005, the aggregate market value of the 2,447,244 shares of common stock underlying outstanding options granted pursuant to the 1994 Plan was approximately $52,322,077. The 1994 Plan previously provided for awards of stock appreciation rights (“SARs”) until it was amended and restated in 1998. As of March 7, 2005, 73,250 SARs that were previously granted were outstanding. No shares of Restricted Stock had been awarded.

     Once an option has become exercisable, the option holder may purchase shares of common stock from BancorpSouth by paying the exercise price in cash, shares of common stock or in other consideration acceptable to the Incentive Subcommittee. Subject to limitations on “golden parachute” payments described in Sections 280G and 4999 of the Code, Awards granted after February 28, 1998 become fully vested upon the occurrence of a merger or certain other corporate events in which the control of BancorpSouth is changed.

New Plan Benefits

     Awards that will be issued under the 1994 Plan will be determined based on the Incentive Subcommittee’s assessment of amounts required to provide appropriate compensation incentives to employees and other eligible service providers. Therefore, the amount of any future awards under the 1994 Plan cannot now be determined.

Federal Income Tax Consequences

     Tax consequences to BancorpSouth and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income and BancorpSouth is not entitled to take a deduction upon the award of an ISO, NQSO, Performance Share, Restricted Stock or Restricted Stock Unit under the 1994 Plan. An individual who exercises an ISO will not recognize income on its exercise if he or she does not sell the shares of common stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO. Any gain or loss on the sale of the common stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains.

     An individual who disposes of the common stock before the statutory holding periods are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the common stock at the time the ISO was exercised. The individual’s basis in the common stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gains, if any, upon the sale of the common stock on the amount realized in excess of the basis.

     Upon exercise of an NQSO, the individual recognizes ordinary income on the difference between the fair market value of the common stock and the exercise price paid under the NQSO. An individual will recognize ordinary income on the fair market value of the common stock at the time Performance Shares, Restricted Stock or Restricted Stock Units become vested (or a cash feature of an Award becomes payable). However, an individual can make an election under Section 83(b) of the Code to be taxed at the time that Restricted Stock is granted. In either case, the individual is also subject to capital gains treatment on the subsequent sale of the common stock acquired through an Award. For this purpose, the individual’s basis in the common stock is its fair market value at the time the NQSO is exercised, or the Performance Shares, Restricted Stock or Restricted Stock Units become vested. If an election under Section 83(b) is made, basis is determined at the time that Restricted Stock was transferred.

     Generally, BancorpSouth is not entitled to a tax deduction upon the grant of an Award or the exercise of an ISO under the 1994 Plan. However, if an option holder has engaged in a disqualifying disposition, we may take a tax deduction for the amount of ordinary income recognized by that individual. BancorpSouth is generally entitled to take a deduction for the ordinary income that is recognized by an individual under an Award in the same amount and at the time of such recognition.

Required Vote

     Assuming the presence of a quorum, approval of the amendment and restatement of the 1994 Plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the annual meeting.

The Board of Directors recommends that shareholders vote “FOR”
approval of the amendment and restatement of the BancorpSouth, Inc. 1994 Stock Incentive Plan.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE
1995 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Our Board of Directors has adopted an amendment to BancorpSouth’s 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Directors Option Plan”). As further described below, the purpose of this amendment is to increase the number of shares of common stock reserved for issuance under the Directors Option Plan by 180,000 shares. These descriptions and explanations are qualified in their entirety by reference to the full text of the amendment to the Directors Option Plan, which is attached hereto as Appendix B. If the amendment to the Directors Option Plan is approved by the shareholders at the annual meeting, it will become effective without further action in accordance with its terms and conditions. The Directors Option Plan is administered by the Executive Compensation and Stock Incentive Committee.

     Under the Directors Option Plan, 384,000 shares of common stock have been reserved for issuance under awards, of which 367,964 shares are either subject to outstanding awards or have been issued. The Directors Option Plan provides for automatic annual grants to non-employee directors of stock options which are not qualified as incentive stock options under the Code (“NQSOs”).

Explanation of Changes

     The amendment adds 180,000 shares of common stock to the shares that are available for awards under the Directors Option Plan, for a total of 564,000 shares authorized. Currently, there are only 16,036 shares available for awards under the Directors Option Plan. Approximately 36,000 shares of common stock are made subject to NQSOs each year due to the number of directors who are eligible for automatic awards under the Directors Option Plan. The amendment is needed to replenish the shares available for such automatic awards.

General Description Of Directors Option Plan

     The purpose of the Directors Option Plan is to maintain our ability to attract and retain the services of experienced and highly qualified non-employee directors and to enhance long-term shareholder value by more closely aligning the interests of non-employee directors with those of the shareholders. Each director who is not employed by BancorpSouth or its affiliates receives a grant of an NQSO to purchase 3,600 shares of common stock. As of March 7, 2005, ten of our directors were eligible to participate in the Directors Option Plan. NQSOs become fully vested upon the annual meeting of shareholders following the date of grant, provided the individual has remained a director until that time. The exercise price of all NQSOs is the fair market value of common stock on the grant date. Each NQSO will expire ten years after the grant date, unless canceled sooner as a result of termination of service (but not normal retirement) or death. The exercise price under which options have been granted has been the fair market value of BancorpSouth’s common stock on the date of grant. The Directors Option Plan will continue indefinitely until terminated by the Board of Directors.

     Once an NQSO has become exercisable, the individual may purchase shares of common stock from BancorpSouth by paying the exercise price in cash, shares of common stock or in other consideration acceptable to the Board of Directors. Subject to limitations on “golden parachute” payments described in Sections 280G and 4999 of the Code, awards become fully vested upon the occurrence of a merger or certain other corporate events in which the control of BancorpSouth is changed.

     As of March 7, 2005, BancorpSouth had NQSOs outstanding to purchase 266,820 shares of common stock under the Directors Option Plan. The exercise price under which NQSOs have been granted has been the fair market value of BancorpSouth’s common stock on the date of grant. Based upon the closing sale price of the common stock on March 7, 2005, the aggregate market value of the 266,820 shares of common stock underlying outstanding NQSOs granted pursuant to the Directors Option Plan was approximately $5,704,612.

     The Directors Option Plan previously provided for awards of stock appreciation rights (“SARs”) until it was amended and restated in 1998. A total of 29,010 SARs granted under the Directors Option Plan are outstanding as of the date hereof.

New Plan Benefits

     The dollar value of awards under the Directors Option Plan cannot be determined prior to grant. Below is a table setting forth information regarding Awards that would have been received by or allocated to non-employee directors as a group under the Directors Option Plan during 2004 if the amendment to the Directors Option Plan had been in effect during such year:

1995 Non-Qualified Stock Option Plan for Non-Employee Directors

Name and Position	Dollar Value ($)**	Number of Units
Aubrey B. Patterson, CEO	*	*
Larry D. Bateman	*	*
W. Gregg Cowsert	*	*
James V. Kelley	*	*
Michael L. Sappington	*	*
Executive Group	*	*
Non-Executive Director Group	$728,280	36,000
Non-Executive Officer Employee Group*	*	*

*Only Non-Employee Directors are eligible to participate in this benefit plan.

**Based on adjusted closing price of $20.23 per share on April 30, 2004, the date such Awards were valued for 2004 grants.

Federal Income Tax Consequences

     A director will not recognize income and BancorpSouth is not entitled to take a deduction upon the award of an NQSO under the Directors Option Plan. Upon exercise of an NQSO, the director recognizes ordinary income on the difference between the fair market value of the common stock and the exercise price paid under the NQSO. The director is also subject to capital gains treatment on the subsequent sale of the common stock acquired through exercise of an NQSO. For this purpose, the director’s basis in the common stock is its fair market value at the time the NQSO is exercised.

     BancorpSouth is not entitled to a tax deduction upon the grant of an NQSO under the Directors Option Plan. BancorpSouth is generally entitled to take a deduction for the ordinary income that is recognized by a director upon exercise of an NQSO in the same amount and at the time of such recognition.

Required Vote

     Assuming the presence of a quorum, approval of the amendment to the Directors Option Plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the annual meeting.

The Board of Directors recommends that the shareholders vote “FOR” approval of the amendment to the
BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT TO THE
EXECUTIVE PERFORMANCE INCENTIVE PLAN

     On February 14, 2003, the Board of Directors adopted the BancorpSouth, Inc. Executive Performance Incentive Plan (the “Executive Incentive Plan”). The Executive Incentive Plan was approved by our shareholders at the 2004 annual meeting. The Executive Incentive Plan provides for the payment of cash incentive bonuses to participants based upon the achievement of performance goals established annually by the Incentive Subcommittee. Our Board has adopted an amendment to the Executive Incentive Plan to permit awards based on BancorpSouth common stock to be made pursuant to the 1994 Plan that are subject to specified performance goals under the Executive Incentive Plan. This amendment will permit us to deduct for federal income tax purposes compensation that is recognized by certain employees upon the vesting of common stock awards that are permitted under our 1994 Plan, as described in Proposal 2 of this Proxy Statement. If the amendment to the Executive Incentive Plan is approved by our shareholders at the annual meeting, it will become effective without further action as of January 1, 2005. The Executive Incentive Plan is described below. The description is qualified in its entirety by reference to the full text of the amendment to the Executive Incentive Plan, which is attached as Appendix C to this Proxy Statement. The 1994 Plan is administered by the Incentive Subcommittee.

     The Executive Incentive Plan is designed to qualify certain compensation payments as “performance-based compensation” under Section 162(m) of the Code. Under Section 162(m), we may not deduct for federal income tax purposes compensation paid to certain “covered employees” (generally the Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer) in any taxable year to the extent that any covered employee receives more than $1 million in compensation in any one year. However, this limit does not apply to compensation that qualifies as performance-based. In order for compensation to so qualify, it must meet the conditions stated in the Executive Incentive Plan, and the payment must be conditioned on the achievement of performance goals set forth in the Executive Incentive Plan. Incentive awards paid to individuals who are covered employees and who may earn in excess of $1 million in cash and incentives are generally made under the Executive Incentive Plan in order to preserve the deductibility of the payments.

Explanation of Changes

     The Executive Incentive Plan currently provides for performance based awards that are paid in the form of cash. As of February 23, 2005, two of our executives were eligible to participate in the Executive Incentive Plan. Executive Incentive Plan participants receive these cash awards in lieu of participation in the BancorpSouth, Inc. Home Office Incentive Plan (the “Home Office Plan”) or any other cash bonus program sponsored by BancorpSouth. As described in this Proxy Statement under “Proposal No. 2: Approval of Amendment and Restatement of the 1994 Stock Incentive Plan,” BancorpSouth has amended the 1994 Plan, subject to shareholder approval, to provide shares of common stock that are made subject to performance awards made under the Executive Incentive Plan. This amendment to the Executive Incentive Plan would, for example, permit awards of Performance Shares, Restricted Stock and Restricted Stock Units under the 1994 Plan to be made subject to the terms of the Executive Incentive Plan in order to preserve deductibility under Section 162(m) of the Code. The maximum number of shares of common stock that could be subject to an award in any one-year period is 120,000 shares.

General Description of the Executive Incentive Plan

     As with all our incentive plans, the Executive Incentive Plan is intended to increase shareholder value and our success by encouraging outstanding performance by certain of our executive officers. These goals are to be achieved by providing eligible executive officers with incentive awards based on the achievement of goals relating to our performance.

     The Incentive Subcommittee may take into account several factors when establishing the performance goals each year. However, the performance goals established by the Incentive Subcommittee must be objectively determinable goals based on targeted levels of return on average equity and targeted levels of deposits and other funding sources. Executive officers who are anticipated to be Named Executive Officers and whose projected taxable compensation for a year may be greater than $1 million are eligible to be selected by the Incentive

Subcommittee to participate in the Executive Incentive Plan. No later than 90 days after the beginning of the year, the Incentive Subcommittee will specify in writing (i) the target amount of compensation payable to each participant, (ii) the maximum amount of cash bonus compensation payable to each participant, (iii) the performance goals upon which each participant’s cash bonus is conditioned and (iv) the formula to determine the amount payable to each participant based on the achievement of the specified goals. The amount of awards may vary among participants and from year to year, but the maximum cash bonus payable to any participant under the Executive Incentive Plan in a year is $4 million.

     As soon as possible after the end of each year, the Incentive Subcommittee certifies in writing for each participant whether the performance goals for that year and any other material conditions have been met. If these goals and conditions have been met, the Incentive Subcommittee may authorize payment of the amount of cash or vested common stock earned under an award. The Incentive Subcommittee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Incentive Plan. Any incentive cash bonuses will be paid in cash as soon as practicable following the end of the fiscal year. Any common stock incentives awarded through under the 1994 Plan (e.g., Performance Shares, Restricted Stock, Restricted Stock Units) will be transferred to the participant or vested as soon as practicable following the end of a performance period stated in the award.

     If we experience a change in control (as defined in the Executive Incentive Plan), the Incentive Subcommittee will pay the maximum amount payable under each outstanding award under the Executive Incentive Plan. Payments will occur as soon as practicable following the change in control.

     Upon the retirement, death or disability (as defined in the Executive Incentive Plan) of a participant in the Executive Incentive Plan during the course of the year, the Incentive Subcommittee may pay any cash bonus whether or not the performance goals have been achieved. The Incentive Subcommittee may, in its discretion, award either a cash bonus as if we employed the participant for the entire year or prorate the cash bonus for the number of months we employed the participant. The bonus will be paid after the end of the year when we pay all other bonuses.

     The Board of Directors may amend or terminate the Executive Incentive Plan at any time and for any reason. No amendment that would modify the material terms of the Executive Incentive Plan, including the performance goals, will be effective until approved by our shareholders in a manner that satisfies the shareholder approval requirements of Section 162(m).

     See the “General Description of the 1994 Plan” within Proposal No. 2 of this Proxy Statement for information about the securities underlying the options that will be granted under the Executive Incentive Plan, as amended, as well as pricing information, information about option expiration and consideration to be paid in exchange for options, and other general information about options that will be granted under the Executive Incentive Plan, as amended, by way of the 1994 Plan, if approved by our shareholders.

Federal Income Tax Consequences

     Under present federal income tax law, participants will realize ordinary income equal to the amount of a cash bonus paid under an award in the year of receipt. With respect to awards based on common stock under the 1994 Plan (e.g., Performance Shares, Restricted Stock, Restricted Stock Units), participants will recognize ordinary income based on the market value of common stock at the time it becomes vested or earned under an award. However, participants can make an election under Section 83(b) of the Code to be taxed at the time that Restricted Stock is granted under an award. In either case, the individual is also subject to capital gains treatment on the subsequent sale of the common stock acquired through an award. For this purpose, the individual’s basis in the common stock is its fair market value at the time the common stock subject to the award becomes vested. If an election under Section 83(b) is made, basis is determined at the time that Restricted Stock was transferred.

     We will receive a deduction for the amount constituting ordinary income to the participant, provided that the Executive Incentive Plan satisfies the requirements of Section 162(m). As described above, Section 162(m) limits the deductibility of compensation not based on performance that is paid to certain corporate executives.

New Plan Benefits

     Awards that will be issued under the Executive Incentive Plan will be determined based on our actual performance compared to certain performance goals that will be established by the Incentive Subcommittee, so awards under the Executive Incentive Plan (if any) cannot now be determined.

Required Vote

     Assuming the presence of a quorum, approval of the amendment to the Executive Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the annual meeting.

The Board of Directors recommends that shareholders vote “FOR”
approval of the amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance.

				Number of shares
	Number of shares			remaining available
	to be issued upon		Weighted-average	for future
	exercise of outstanding		exercise price of outstanding	issuance under equity
Equity Compensation Plans:	options and rights		options and rights	compensation plans (1)
Approved by security holders (2)	2,809,040		$18.94	3,212,865

Not approved by security holders (3)	147,337	(4)	$4.83 (5)	116,911

Total	2,956,377		$11.89	3,329,776

(1)	Excludes shares to be issued upon exercise of outstanding options and rights.

(2)	The plans that have been approved by our shareholders include the BancorpSouth, Inc. Director Stock Plan, 1990 Stock Incentive Plan, the 1994 Stock Incentive Plan and the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

(3)	The plans that have not been approved by our shareholders include the 1998 Stock Option Plan, the Stock Bonus Agreement with Aubrey B. Patterson, the Stock Bonus Agreement with James V. Kelley and certain plans and agreements assumed in connection with the mergers with each of Premier Bancorp, Inc. and Business Holding Corporation, which were effective December 31, 2004.

(4)	Includes 42,000 shares held in escrow under the Stock Bonus Agreement with Mr. Patterson and 20,000 shares held in escrow under the Stock Bonus Agreement with Mr. Kelley.

(5)	Does not reflect shares held in escrow or shares to be issued under the agreements with Mr. Patterson and Mr. Kelley because they have no exercise price.

     The material features of our equity compensation plans that have not been approved by our shareholders are described below. These descriptions are qualified in their entirety by reference to the plan documents that have been filed with the Securities and Exchange Commission (“SEC”) from time to time.

BancorpSouth, Inc. 1998 Stock Option Plan

     We established the BancorpSouth, Inc. 1998 Stock Option Plan (the “1998 Stock Option Plan”) to provide equity-based awards to certain employees, former employees and independent contractors and to replace equity-based awards held by former employees of banks that we acquire through mergers or acquisitions. The plan is administered by the Executive Compensation and Stock Incentive Committee and will continue until terminated by our Board of Directors. The Executive Compensation and Stock Incentive Committee has the power to grant stock options or restricted stock under the plan.

     The exercise price of a stock option awarded under this plan generally will not be less than 100% of the fair market value of a share of common stock on the date it is granted. We have reserved 235,000 shares for issuance under the plan. As of December 31, 2004, 116,911 shares were available for issuance under the 1998 Stock Option Plan. An option will be exercisable on any date established by the Executive Compensation and Stock Incentive Committee or provided for in a stock option agreement, but in no event will it be exercisable after the expiration of 10 years from the date it was granted or five years if the option is granted to a shareholder who holds more than 10% of our common stock. All incentive options will terminate on the date the participant’s employment with BancorpSouth terminates, except as otherwise provided in a participant’s stock option agreement with respect to termination of employment, death, disability or a change in control of BancorpSouth. If the stock option agreement with a participant does not address the effect of a change in control of BancorpSouth, then all outstanding stock options and shares of restricted stock will vest, and these outstanding stock options will become exercisable, immediately prior to the change in control.

Individual Compensation Arrangements

     We have individual compensation arrangements with some of our executives and employees. Each of these arrangements are similar in that we award shares of our common stock to these executives and employees that are incrementally released upon the attainment of specified performance goals. Each of these arrangements are described below.

     For Mr. Patterson’s services, we awarded him 126,000 shares of our common stock which were placed in escrow pursuant to a Stock Bonus Agreement, dated as of January 30, 1998 and amended as of January 30, 2000 and January 31, 2001 (the “1998 Stock Bonus Agreement”). For Mr. Kelley’s services and to replace his Severance Agreement with First United Bancshares, Inc., we awarded him 100,000 shares of our common stock which were placed in escrow pursuant to a Stock Bonus Agreement, dated as of April 16, 2000 and amended as of July 24, 2000 (the “2000 Stock Bonus Agreement”). If we achieve either a 0.9% return on average assets or a 12.825% return on average equity in our prior fiscal year, 14,000 shares are released from escrow to Mr. Patterson on April 1 of each year through 2007, and 20,000 shares are released from escrow to Mr. Kelley on August 31 of each year through 2005. If we do not achieve these performance criteria, then Mr. Patterson’s and Mr. Kelley’s shares will continue to be held in escrow until the earlier of termination or expiration of the term of the 1998 Stock Bonus Agreement and the 2000 Stock Bonus Agreement, respectively. Upon the expiration of the 1998 Stock Bonus Agreement and the 2000 Stock Bonus Agreement, the remaining shares held in escrow will be released to Mr. Patterson and Mr. Kelley, respectively, unless we terminate the agreement prior to its expiration. Mr. Patterson and Mr. Kelley have no right to transfer shares that are held in escrow, but are entitled to vote the shares as well as receive all dividends paid on the shares held in escrow. In consideration for the award of these shares, Mr. Patterson agreed to a non-competition covenant for two years from the date of termination of the 1998 Stock Bonus Agreement, unless Mr. Patterson terminates the 1998 Stock Bonus Agreement after a change in control of BancorpSouth. In consideration for the award of these shares, Mr. Kelley agreed to a non-competition covenant until April 16, 2005, unless Mr. Kelley terminates the 2000 Stock Bonus Agreement sooner after a change in control of BancorpSouth. If Mr. Patterson or Mr. Kelley terminates his employment after a change in control of BancorpSouth, Mr. Patterson or Mr. Kelley, respectively, will be entitled to receive all of the shares held in escrow. Also, Mr. Patterson agreed not to solicit for employment any of our employees for two years after termination of the 1998 Stock Bonus Agreement, and Mr. Kelley agreed not to solicit for employment any of our employees until April 16, 2005.

     In return for Robert M. Althoff’s and Dabbs Cavin’s services and to replace their respective Executive Services Agreements with Pinnacle Bancshares, Inc., BancorpSouth’s wholly-owned subsidiary, BancorpSouth Bank, employed Mr. Althoff and Mr. Cavin as of the close of business on February 28, 2002 through December 31, 2004 pursuant to agreements dated as of November 14, 2001. Pursuant to their respective agreements, we awarded Mr. Althoff 20,000 shares of our common stock and Mr. Cavin 8,000 shares of our common stock. The shares awarded to Mr. Althoff vested in increments of 6,667, 6,667 and 6,666 shares on each of December 31, 2002, December 31, 2003 and December 31, 2004, respectively, based on certain performance criteria. The shares awarded to Mr. Cavin vested in increments of 2,667, 2,667 and 2,666 shares on each of December 31, 2002, December 31, 2003 and December 31, 2004, respectively, based on certain performance criteria.

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee of the Board of Directors selected and appointed the accounting firm of KPMG LLP as independent auditors of BancorpSouth and its subsidiaries for the year ending December 31, 2005 and seeks ratification of the appointment by our shareholders. This firm has served as our independent auditor since 1973.

     In addition to rendering audit services for the year ended December 31, 2004, KPMG LLP performed various other services for us and our subsidiaries. The aggregate fees billed for the services rendered to us by KPMG LLP for the years ended December 31, 2004 and December 31, 2003 were as follows:

	2004	2003
Audit Fees (1)	$717,000	$457,650
Audit-Related Fees (2)	38,500	35,000
Tax Fees (3)	174,480	181,365

Total	$929,980	$674,015

(1)	The Audit Fees for the years ended December 31, 2004 and 2003 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, subsidiary audits, equity investment audits and other required procedures to be performed by the independent auditor in order to form an opinion on our consolidated financial statements.

(2)	The Audit-Related Fees for the years ended December 31, 2004 and 2003 consisted principally of fees for audits of financial statements of certain employee benefit plans.

(3)	Tax Fees for the years ended December 31, 2004 and 2003 consisted of fees for tax consultation and tax compliance services.

     All audit and non-audit services performed by KPMG LLP must be pre-approved by the Audit Committee. The Audit Committee specifically reviews and pre-approves each audit and non-audit service provided by KPMG LLP prior to their engagement to perform such services. The Audit Committee has adopted no other pre-approval policies or procedures.

     If the appointment of KPMG LLP as independent auditors of BancorpSouth and its subsidiaries for the year ending December 31, 2005 is not ratified, the matter will be referred to the Audit Committee for further review. Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote “FOR”
ratification of the appointment of KPMG LLP as BancorpSouth’s independent auditors for 2005.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

     During 2004, our Board of Directors held six meetings. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees on which such director served. The Board of Directors has established standing Executive, Audit, Nominating and Compensation Committees, each of which is described below. BancorpSouth encourages its board members to attend the annual meeting of shareholders. Last year, all of our directors attended the 2004 annual meeting of shareholders.

     The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of our business and affairs except those matters enumerated in the Executive Committee Charter. Generally, the Executive Committee meets monthly. The Executive Committee held 11 meetings during 2004. The current members of the Executive Committee are Messrs. Patterson (Chairman), Franklin, Holliman, Kelley, Lashlee, Nolan and Staub.

     The Audit Committee is responsible for, among other things, monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our financial reporting process and systems of internal controls; monitoring the work of the Audit/Loan Review Committee of BancorpSouth Bank; evaluating the independence and qualifications of our independent auditors; evaluating the performance of our independent auditors and our internal auditing department; providing an avenue of communication among the independent auditors, management, our internal audit department, our subsidiaries and our Board of Directors; and selecting, engaging, overseeing, evaluating and determining the compensation of our independent auditors. The committee’s performance is evaluated annually. The Audit Committee is currently composed of Messrs. Kirk (Chairman), Partee and Murphy, each of whom the Board of Directors has determined are independent under the listing standards of the New York Stock Exchange. Our Board of Directors has determined that each of Messrs. Kirk and Murphy is an “audit committee financial expert” as defined in rules adopted by the SEC. This committee met 14 times during 2004. A copy of the Charter of the Audit Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.”

     The Executive Compensation and Stock Incentive Committee reviews corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluates our Chief Executive Officer’s performance and determines, together with our other independent directors, the salary, benefits and other compensation of our Chief Executive Officer. The Committee also makes recommendations to the Board of Directors with respect to the salaries, benefits and other compensation of our other executive officers, and with respect to incentive and equity-based plans. The committee, or a subcommittee thereof, also administers our Directors Option Plan, Home Office Incentive Plan, 1990 and 1994 Stock Incentive Plans, the 1998 Stock Option Plan and the BancorpSouth, Inc. Executive Performance Incentive Plan. The committee’s performance is evaluated annually. The current members of this committee are Messrs. Staub (Chairman), Franklin, Nolan and Lashlee, each of whom the Board of Directors has determined are independent under the listing standards of the New York Stock Exchange. This committee met four times during 2004. A copy of the Charter of the Executive Compensation and Stock Incentive Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.”

     The Nominating Committee identifies nominees for election to the Board consistent with criteria approved by the Board, and recommends to the Board of Directors nominees for election to the Board and for appointment to its committees. The committee also developed and recommended to the Board of Directors our Corporate Governance Principles. In addition, the committee oversees the evaluation of the Board and management. The committee’s performance is evaluated annually. The current members of this committee are Messrs. Franklin (Chairman), Holliman, Lashlee, Nolan and Staub, each of whom the Board of Directors has determined are independent under the listing standards of the New York Stock Exchange. The Nominating Committee met five times during 2004. A copy of the Charter of the Nominating Committee is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.”

Executive Sessions

     In order to promote open discussion among the non-management directors, we have scheduled regular executive sessions in which those directors meet without management participation. Unless a majority of the Board of Directors designates a presiding director, the Chairman of the Nominating Committee will preside at these meetings. The current chairman of the Nominating Committee is Mr. Franklin. In addition, an executive session of independent (as defined in the listing standards of the New York Stock Exchange), non-management directors is held at least twice each year.

Communications with the Board

     You may send communications to the presiding director, the Board, the presiding director of the non-management directors, the non-management directors as a group or any individual director by writing to the Board of Directors or such individual director in care of the Corporate Secretary at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The Corporate Secretary will directly forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating Committee, written communications addressed to the non-management directors to the non-management directors and all other written communications to the individual directors to whom they are addressed.

Governance Information

     In addition to the committee charters described above, our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.” In addition, these materials, including the committee charters described above are available in print to any shareholder upon request. Such requests shall be sent to the following address:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

Director Independence

     The Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director on an annual basis. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards. The Director Independence Standards are available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.” The Board of Directors has determined that each of Messrs. Franklin, Holliman, Kirk, Lashlee, Mitchell, Murphy, Nolan, Partee and Staub meets these standards as well as the current listing standards of the New York Stock Exchange and is independent from BancorpSouth, representing a majority of the Board members.

Compensation of Directors

     Directors who are also our employees receive no additional compensation for serving on our Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $6,000, and are paid a meeting fee of $1,500 for each regular or special meeting attended. However, the meeting fee is reduced to $1,000 for meetings that are held on the same day as meetings of the Board of Directors of BancorpSouth Bank. Members of the Executive Committee receive a fee of $1,100 for each committee meeting attended. Members of other standing committees receive $1,000 for each committee meeting attended in person and $500 for each committee meeting attended via conference call. Chairmen of standing or special committees of the Board of Directors receive an additional fee of $100 for each meeting attended for serving as such. In addition, each of our directors currently serves on the Board of Directors of BancorpSouth Bank. Each director of BancorpSouth Bank who is not an employee of BancorpSouth Bank is paid $2,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended. Directors are reimbursed for necessary travel expenses and are insured under our group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

     At least 50% of the director fees is paid in the form of common stock. These shares are paid under the BancorpSouth, Inc. Directors Stock Plan. In addition, directors can elect for the remaining portion of the fees to be paid in the form of our common stock. With respect to the portion of the director fees that the director elects to receive in the form of cash, the director may elect to defer the receipt of the cash fee through a compensation deferral arrangement.

     Each of our non-employee directors also participates in our 1995 Non-Qualified Stock Option Plan For Non-Employee Directors (the “Directors Option Plan”). The Directors Option Plan automatically grants options to purchase 3,600 shares of our common stock to non-employee directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the common stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. The Directors Option Plan is administered by our Board of Directors, which may not deviate from the express annual awards provided for in the Directors Option Plan. A total of 384,000 shares of common stock are currently reserved for issuance under the Directors Option Plan. As of January 31, 2005, awards covering 367,964 shares of common stock have been granted under the Directors Option Plan, of which 84,420 options have been exercised. An amendment to the Directors Option Plan is being submitted to the shareholders for approval at our 2005 annual meeting of shareholders to increase the number of shares available.

Director Qualification Standards

     The Nominating Committee and our Chief Executive Officer actively seek individuals qualified to become members of our Board of Directors for recommendation to our Board of Directors and to our shareholders and considers nominees proposed by our shareholders to serve on our Board of Directors that are properly submitted in accordance with our Amended and Restated Bylaws. In recommending candidates and evaluating shareholder nominees for our Board of Directors, the Nominating Committee considers each candidate’s qualification as independent, as well as considering diversity of age, ownership, influence, skills such as understanding of financial services industry issues, all in the context of an assessment of the perceived needs of BancorpSouth at that point in time. The Nominating Committee meets at least annually with our Chief Executive Officer to discuss the qualifications of potential new members of our Board of Directors. After consulting with our Chief Executive Officer, the Nominating Committee recommends the director nominees to the Board of Directors for their approval. We have not paid any third party fee to assist the Nominating Committee in the director nomination process to date.

Shareholder Nominees and Proposals

     Nominees. The Nominating Committee considers suggestions for possible nominees for the Board of Directors from many sources, including shareholders. The Charter of the Nominating Committee provides that the Nominating Committee will consider nominees proposed by our shareholders to serve on the Board of Directors if they are properly submitted in accordance with our Amended and Restated Bylaws. A nomination will be properly submitted if written notice is delivered to our Corporate Secretary not earlier than the date which is 120, nor later than 90, calendar days prior to the first anniversary of the date on which we first mailed our proxy statement to shareholders in connection with the prior year’s annual meeting of shareholders. The written notice shall contain the information set forth in the following subsection entitled “Proposals.” Any shareholder who proposes a nominee must consent to our disclosure of his, her or the entity’s name in a future proxy statement in connection with the shareholder nomination. The Nominating Committee will consider shareholder nominees on the same basis as any other candidates.

     Proposals. Shareholder proposals intended to be presented at our 2006 annual meeting of shareholders must be received by us at our executive offices, located at the address listed below, not later than November 25, 2005 in order for the proposal to be included in our Proxy Statement and proxy card.

     Shareholder proposals submitted after November 25, 2005 will not be included in our Proxy Statement or proxy card, but may be included in the agenda for our 2006 annual meeting if submitted in accordance with the following.

Shareholders who wish to nominate a candidate for election to our Board of Directors (other than the candidates proposed by our Board of Directors or the Nominating Committee) or propose any other business at the 2006 annual meeting must deliver written notice to our Corporate Secretary at the address below not earlier than November 25, 2005 nor later than December 26, 2005. Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. Our Nominating Committee will consider shareholder nominations of candidates for election to the Board of Directors that are timely and otherwise submitted in accordance with the requirements described in the following paragraph.

     A shareholder’s written notice submitted to our Corporate Secretary nominating candidates for election to the Board of Directors or proposing other business must include: (i) the name and address of the shareholder, (ii) the class and number of shares of common stock held of record and beneficially owned by such shareholder, (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on our stock transfer books, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders, (vi) any personal or other material interest of the shareholder in the business to be submitted, (vii) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information we reasonably request. Such notice shall be sent to the following address:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

     The individuals named as proxies on the proxy card for our 2006 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our proxy statement for the 2006 annual meeting, unless we receive notice of the matter(s) to be proposed by December 26, 2005. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising shareholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the shareholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. These officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports as required for 2004. Based solely upon a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that these reporting and filing requirements were complied with for 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 2005, with respect to the beneficial ownership of common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) all directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table set forth below in the section captioned “EXECUTIVE COMPENSATION” and (iv) all of our directors and executive officers as a group. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

	Shares Beneficially		Percentage
Names**	Owned (1)		of Class
BancorpSouth, Inc. Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan	6,353,359		8.1%
Larry D. Bateman	61,801	(2)	*
W. Gregg Cowsert	116,597	(3)	*
Hassell H. Franklin	1,042,812	(4)	1.33
W. G. Holliman, Jr.	615,811	(5)	*
James V. Kelley	269,487	(6)	*
Larry G. Kirk	14,938	(7)	*
Turner O. Lashlee	85,776	(8)	*
Guy W. Mitchell, III	21,878	(9)	*
R. Madison Murphy	523,055	(10)	*
Robert C. Nolan	618,666	(11)	*
W. Cal Partee, Jr.	294,479	(12)	*
Aubrey B. Patterson	875,785	(13)	1.12
Alan W. Perry	63,107	(14)	*
Michael L. Sappington	140,641	(15)	*
Travis E. Staub	85,564	(16)	*
All directors and executive officers as a group (20 persons)	5,213,447		6.66

*	Less than 1%.

**	Unless otherwise indicated, the address of each person listed is c/o BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi, 38804.

(1)	Beneficial ownership is deemed to include shares of common stock which an individual has a right to acquire within 60 days after January 31, 2005, including upon the exercise of options granted under our 1990 and 1994 Stock Incentive Plans and the Directors Option Plan. These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person. Information in the table for individuals also includes shares held in our Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan (the “401(k) Plan”) and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, the persons listed above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them pursuant to applicable law.

(2)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter to purchase 41,999 shares of our common stock.

(3)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 96,333 shares of our common stock.

(4)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 32,724 shares of our common stock.

(5)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 19,200 shares of our common stock, and 124,633 shares owned by Mr. Holliman’s wife, of which Mr. Holliman disclaims beneficial ownership.

(6)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 128,022 shares of our common stock, and 20,000 shares beneficially owned by Mr. Kelley pursuant to the 2000 Stock Bonus Agreement, over which he exercises voting power.

(7)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 7,200 shares of our common stock.

(8)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 32,724 shares of our common stock.

(9)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 3,600 shares of our common stock.

(10)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 10,800 shares of our common stock, 18,112 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor children, of which Mr. Murphy disclaims beneficial ownership, 776 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor nephew, of which Mr. Murphy disclaims beneficial ownership, 16,535 shares held in trusts of which other persons are the trustees for the benefit of Mr. Murphy’s minor children, of which Mr. Murphy disclaims beneficial ownership, 7,784 shares owned by Mr. Murphy’s wife, of which Mr. Murphy disclaims beneficial ownership, 59,649 shares beneficially owned in trusts of which Mr. Murphy is not a trustee but has residuary interests, and 298,861 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member.

(11)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 10,800 shares of our common stock, 4,227 shares owned by Mr. Nolan’s wife, of which Mr. Nolan disclaims beneficial ownership, and 426,319 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of nieces, nephews, children and lineal descendants of the four co-trustees, of which Mr. Nolan disclaims beneficial ownership.

(12)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 10,800 shares of our common stock, 330 shares owned by Mr. Partee’s wife, of which Mr. Partee disclaims beneficial ownership, and 5,208 shares held by Mr. Partee’s wife as custodian for the benefit of Mr. Partee’s children, of which Mr. Partee disclaims beneficial ownership.

(13)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 477,618 shares of our common stock, and 42,000 shares beneficially owned by Mr. Patterson pursuant to the 1998 Stock Bonus Agreement, over which he exercises voting power.

(14)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 32,724 shares of our common stock, and 2,315 shares owned by the estate of Mr. Perry’s father of which Mr. Perry is co-executor of the estate, 1,157 shares of which Mr. Perry disclaims beneficial ownership.

(15)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 84,333 shares of our common stock.

(16)	Includes options exercisable as of January 31, 2005, or that will become exercisable within 60 days thereafter, to purchase 27,924 shares of our common stock, and 12,999 shares owned by Mr. Staub’s wife, of which Mr. Staub disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation paid or accrued by us and our subsidiaries for each of the last three years with respect to the Chief Executive Officer and our four other most highly compensated executive officers whose total salary and bonus for 2004 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards
				Other	Restricted	Securities	Payouts		All Other
				Annual	Stock	Underlying	LTIP		Compen-
Name and Principal Position	Year	Salary	Bonus	Compensation	Awards	Options/SARs	Payouts		sation (1)

Aubrey B. Patterson	2004	$622,900	$398,656	—	—	75,000/—	$309,960	(2)	$10,250
Chairman and Chief Executive Officer of BancorpSouth and BancorpSouth Bank	2003	593,242	640,701	—	—	75,000/—	259,840	(2)	10,000
	2002	565,000	870,100	—	—	75,000/—	274,400	(2)	8,500

James V. Kelley	2004	$410,675	$197,124	—	—	32,000/—	$448,000	(3)	$10,250
President and Chief Operating Officer of BancorpSouth and BancorpSouth Bank	2003	391,118	316,806	—	—	32,000/—	431,000	(3)	10,000
	2002	372,488	430,224	—	—	30,000/—	411,000	(3)	8,500

Michael L. Sappington	2004	$308,500	$98,450	—	—	12,000/—	$—		$10,250
Executive Vice President of	2003	298,064	155,366	—	—	13,000/—	—		10,000
BancorpSouth and Vice Chairman of BancorpSouth Bank	2002	285,219	224,217	—	—	12,000/—	—		8,500

W. Gregg Cowsert	2004	$268,625	$113,091	—	—	14,000/—	$—		$10,250
Executive Vice President of	2003	258,288	169,179	—	—	13,000/—	—		10,000
BancorpSouth and Vice Chairman of BancorpSouth Bank	2002	247,165	142,738	—	—	12,000/—	—		8,500

Larry D. Bateman	2004	$247,200	$79,104	—	—	10,000/—	$—		$10,250
Executive Vice President of	2003	240,000	88,695	—	—	10,000/—	—		10,000
BancorpSouth and Vice Chairman of BancorpSouth Bank	2002	188,559	88,939	—	—	7,000/—	—		8,500

(1)	These amounts represent matching contributions by us under the 401(k) Plan.

(2)	Pursuant to the terms of our 1998 Stock Bonus Agreement with Mr. Patterson, a total of 126,000 shares of common stock have been awarded to Mr. Patterson, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and the release from escrow of 14,000 shares on April 1 in each of 2000 through 2007 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2003 and the appropriate number of shares were released from escrow in 2004. For a description of the other material terms of the 1998 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2004, 42,000 shares remained restricted, subject to achievement of performance criteria. At December 31, 2004, the value of these 42,000 restricted shares under the 1998 Stock Bonus Agreement was $1,023,540 (based upon the closing sale price of the common stock of $24.37 as reported on the New York Stock Exchange on December 31, 2004).

(3)	Pursuant to the terms of our 2000 Stock Bonus Agreement with Mr. Kelley, 100,000 shares of common stock were awarded to Mr. Kelley on August 31, 2000, subject to release from escrow of 20,000 shares on August 31 in each of 2001 through 2005 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2003 and the appropriate number of shares were released from escrow during 2004. For a description of the other material terms of the 2000 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2004, 20,000 shares remained restricted subject to achievement of performance criteria. At December 31, 2004, the value of these 20,000 restricted shares under the 2000 Stock Bonus Agreement was $487,400 (based upon the closing sale price of the common stock of $24.37 as reported on the New York Stock Exchange on December 31, 2004).

Stock Option Grants

     The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 2004.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of				Potential Realizable Value at
	Securities	Percent of Total			Assumed Annual Rates of
	Underlying	Options Granted	Exercise or		Stock Price Appreciation
	Options	to Employees in	Base Price	Expiration	for Option Term (3)
Name	Granted (1)	Fiscal Year	Per Share (2)	Date	5%	10%
Aubrey B. Patterson	75,000	18.36%	$24.03	10-31-14	$1,133,425	$2,872,322
James V. Kelley	32,000	7.83	24.03	10-31-14	483,595	1,225,524
Michael L. Sappington	12,000	2.94	24.03	10-31-14	181,348	459,572
W. Gregg Cowsert	14,000	3.43	24.03	10-31-14	211,573	536,167
Larry D. Bateman	10,000	2.45	24.03	10-31-14	151,123	382,976

(1)	Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. In the event of death, disability or retirement, the options terminate three months after retirement or 12 months after death or disability and in any event, upon their expiration date. However, in the event that we cease to employ an employee for any reason other than death, disability or retirement, the options held by that employee terminate immediately. Any unexercisable options become fully exercisable in the event of a change in control of BancorpSouth. Each option provides, among other things, that the recipient will not compete with us for two years after the employee’s voluntary termination of employment.

(2)	Represents the fair market value on the date of grant. The exercise price for options is payable in cash or by delivery of shares of common stock with a fair market value equal to the exercise price for the shares purchased, or by any other method approved by the Executive Compensation and Stock Incentive Committee.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the common stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the common stock and the date on which the options are exercised.

Option/SAR Exercises and Year-End Values

     The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 2004 and with respect to unexercised options and SARs at December 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

					Value of Unexercised
	Shares		Number of Securities Underlying		In-The-Money
	Acquired		Unexercised Options/SARs		Options/SARs at
	On	Value	At Fiscal Year-End (1)		Fiscal Year-End (2)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Aubrey B. Patterson	0	$0	517,618	150,000	$4,069,317	$198,250
James V. Kelley	59,856	672,323	128,022	63,334	1,008,994	81,127
Michael L. Sappington	51,000	565,020	84,333	25,667	542,824	32,634
W. Gregg Cowsert	0	0	101,333	31,667	830,864	77,324
Larry D. Bateman	0	0	41,999	19,001	236,288	21,247

(1)	Prior to 1997, options represented two-thirds of annual awards and SARs represented one-third. There were no SARs granted during 2004. There are no freestanding SARs.

(2)	Based upon the closing sale price of the common stock of $24.37 per share, as reported on the New York Stock Exchange on December 31, 2004, less the exercise price for the options/SARs.

Long-Term Incentive Plan Awards

     The following table provides certain information regarding long-term incentive plan (“LTIP”) awards made to the Named Executive Officers during 2004.

Long-Term Incentive Plans – Awards in Last Fiscal Year

Number Of
	Shares, Units		Performance Or	Estimated Future Payouts Under
	Or Other		Other Period Until	Non-Stock Price-Based Plans
Name	Rights		Maturation or Payout	Threshold	Target (1)		Maximum
Aubrey B. Patterson	14,000	(2)	1 year	N/A	42,000	(3)	N/A
James V. Kelley	20,000	(4)	1 year	N/A	20,000	(5)	N/A
Michael L. Sappington	—		—	—	—		—
W. Gregg Cowsert	—		—	—	—		—
Larry D. Bateman	—		—	—	—		—

(1)	If the performance criteria are met for the applicable performance period, the target payout for that period will be awarded. There are no threshold or maximum levels.

(2)	Pursuant to the terms of our 1998 Stock Bonus Agreement with Mr. Patterson, a total of 126,000 shares of common stock have been awarded to Mr. Patterson, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and the release from escrow of 14,000 shares on April 1 in each of 2000 through 2007 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2003 and the appropriate number of shares were released from escrow in 2004. For a description of the other material terms of the 1998 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2004, 42,000 shares remained restricted, subject to achievement of the performance criteria. At December 31, 2004, the value of these 42,000 restricted shares under the 1998 Stock Bonus Agreement was $1,023,540 (based upon the closing sale price of the common stock of $24.37 as reported on the New York Stock Exchange on December 31, 2004).

(3)	Represents number of shares of common stock to be released after 2004 under the 1998 Stock Bonus Agreement if we achieve certain performance criteria or if the term of the 1998 Stock Bonus Agreement expires.

(4)	Pursuant to the terms of our 2000 Stock Bonus Agreement with Mr. Kelley, 100,000 shares of common stock were awarded to Mr. Kelley on August 31, 2000, subject to release from escrow of 20,000 shares on August 31 in each of 2001 through 2005 if we achieve either a 0.9% return on average assets or a 12.825% return on average equity for the preceding year. These performance criteria were achieved during 2003 and the appropriate number of shares were released from escrow during 2004. For a description of the other material terms of the 2000 Stock Bonus Agreement, please refer to the section entitled “EQUITY COMPENSATION PLAN INFORMATION.” At December 31, 2004, 20,000 shares remained restricted subject to achievement of performance criteria. At December 31, 2004, the value of these 20,000 restricted shares under the 2000 Stock Bonus Agreement was $487,400 (based upon the closing sale price of the common stock of $24.37 as reported on the New York Stock Exchange on December 31, 2004).

(5)	Represents number of shares of common stock to be released after 2004 under the 2000 Stock Bonus Agreement if we achieve certain performance criteria or if the term of the 2000 Stock Bonus Agreement expires.

Pension Plans

     We maintain a tax-qualified, non-contributory, defined benefit retirement plan for our employees and those of our subsidiaries who have reached the age of 21 and have completed one year of service (the “Retirement Plan”). Benefits under the Retirement Plan are based primarily on final average compensation and length of service. For 2004, the maximum annual benefit under the Internal Revenue Code (the “Code”) with respect to the Retirement Plan was $165,000 and the maximum amount of considered annual compensation was $205,000.

     We also have adopted a non-qualified, non-contributory, unfunded defined benefit pension plan for certain officers and executives (the “Restoration Plan”). Benefits under the Restoration Plan are based primarily on final average compensation and length of service but are based only on the amount of compensation and annual benefit accruals that exceed the maximum limits under the Code and, therefore, are not included in the Retirement Plan.

     We also maintain a non-qualified, unfunded, non-contributory defined benefit pension arrangement for selected key employees that is in the form of a deferred compensation agreement (the “Deferred Pension Program”). Benefits under the Deferred Pension Program are based primarily on average final compensation and supplement the amounts payable under the Retirement Plan and Restoration Plan.

     The following table illustrates the total combined estimated annual pension benefits payable to an eligible participant at normal retirement age (age 65) under the Retirement Plan, the Restoration Plan, and the Deferred Pension Program, based on compensation covered under the plans and years of service with us and our subsidiaries.

Retirement Plan, Restoration Plan and Deferred Pension Program

	Years of Service at Retirement
Average Annual
Compensation	15	20	25	30	35
$200,000	$64,711	$76,281	$87,851	$99,422	$110,992
300,000	99,211	117,281	135,351	153,422	171,492
400,000	133,711	158,281	182,851	207,422	231,992
500,000	168,211	199,281	230,351	261,422	292,492
600,000	202,711	240,281	277,851	315,422	352,992
700,000	237,211	281,281	325,351	369,422	413,492
800,000	271,711	322,281	372,851	423,422	473,992
900,000	306,211	363,281	420,351	477,422	534,492
1,000,000	340,711	404,281	467,851	531,422	594,992
1,100,000	375,211	445,281	515,351	585,422	655,492
1,200,000	409,711	486,281	562,851	639,422	715,992
1,300,000	444,211	527,281	610,351	693,422	776,492
1,400,000	478,711	568,281	657,851	747,422	836,992
1,500,000	513,211	609,281	705,351	801,422	897,492

     A participant’s annual retirement benefit payable under the Retirement Plan is based upon the average monthly compensation (including the aggregate amount of all bonuses and commissions earned during the year divided by 12) for the five consecutive calendar years during which the employee earned the most compensation during his or her employment. Benefits under the Restoration Plan are calculated in the same manner, but applied only to the compensation that is earned in excess of IRS limits on compensation under the Retirement Plan. Benefits payable under the Deferred Pension Program are based upon the average of base compensation and bonuses paid to the covered employee during the 36 months immediately before his or her retirement and are paid to the retired employee (or upon his or her death, to his or her designated beneficiary) in equal monthly installments over a period of 10 years. Benefits under the Retirement Plan and Restoration Plan are computed as straight life annuity amounts, although other forms of payment, including a lump sum benefit, are offered under the plan. Benefits under each of these programs are not subject to any deduction for Social Security or any other offsets.

The compensation for each of the Named Executive Officers covered by the Retirement Plan, the Restoration Plan and the Deferred Pension Program (which includes salary and bonuses paid during 2004, even if earned during a prior year) as of December 31, 2004 was: Mr. Patterson, $1,286,076; Mr. Kelley, $742,298; Mr. Sappington, $475,209; Mr. Cowsert, $447,619; and Mr. Bateman, $345,043. The estimated credited years of service for each Named Executive Officer as of December 31, 2004 was: Mr. Patterson, 32 years; Mr. Kelley, 4 years; Mr. Sappington, 27 years; Mr. Cowsert, 15 years; and Mr. Bateman, 19 years. At December 31, 2004, Mr. Kelley had 16 years of credited service and an earned and accrued annual retirement benefit of $43,100 per year under the First United Bancshares, Inc. defined benefit pension plan, which we maintain as it was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000.

Employment Contracts and Change in Control Arrangements

     We have no written employment agreements with any of the Named Executive Officers.

     We have no compensatory plans or arrangements which might result in payments to any of the Named Executive Officers upon their resignation or retirement, except for the Retirement Plan and Deferred Compensation Plan (which are described above) and the arrangements described in the following paragraphs.

     We have entered into an agreement with each of Messrs. Patterson, Kelley, Sappington, Cowsert and Bateman that provides certain benefits in the event that we experience a change in control and we terminate the officer’s employment without cause, or the officer resigns for cause, within 24 months after the change in control. The amount of benefits payable under the agreements is three times the amount of compensation that the officer would otherwise be entitled to receive in the year that the change in control occurs, with respect to Messrs. Patterson and Kelley, and two times such annual compensation, with respect to the other officers.

     Under our 1998 Stock Bonus Agreement with Mr. Patterson and our 2000 Stock Bonus Agreement with Mr. Kelley, if we experience a change in control, each of Messrs. Patterson and Kelley can terminate his agreement and receive all shares of common stock remaining in escrow under his respective Stock Bonus Agreement. We will make additional payments to Messrs. Patterson and Kelley to the extent they become subject to an excise tax under Section 4999 of the Code as a result of the payments under the 1998 Stock Bonus Agreement and the 2000 Stock Bonus Agreement, respectively.

     All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Incentive Plan, if we experience a change in control, the Executive Compensation and Stock Incentive Committee will pay the maximum amount payable under the incentive bonus to all participants in the Executive Incentive Plan. This bonus will be paid as soon as practicable following the change in control.

Compensation Committee Interlocks and Insider Participation

     During 2004, the committee of the Board of Directors that performed the functions of a compensation committee and approved stock option grants under our 1994 Stock Incentive Plan was the Executive Compensation and Stock Incentive Committee. The Executive Compensation and Stock Incentive Committee consisted of Travis E. Staub (Chairman), Hassell Franklin, Bob Nolan and Turner O. Lashlee during 2004. None of the members of the Executive Compensation and Stock Incentive Committee has at any time been an officer or employee of BancorpSouth or its subsidiaries. Members of the Executive Compensation and Stock Incentive Committee may, from time to time, have banking relationships in the ordinary course of business with BancorpSouth’s subsidiary, BancorpSouth Bank, as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Mr. Franklin and Mr. Nolan had no other relationship during 2004 requiring disclosure by us. Mr. Lashlee and Mr. Staub had certain transactions with BancorpSouth Bank during 2004 as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” During 2004, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee or was a director of BancorpSouth, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee.

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE
REPORT ON EXECUTIVE COMPENSATION**

     This report is submitted by the Executive Compensation and Stock Incentive Committee pursuant to rules adopted by the SEC that require disclosure with respect to compensation policies applicable to our executive officers (including the Named Executive Officers) and with respect to the basis for the compensation of Aubrey B. Patterson, our Chief Executive Officer, for 2004. The Executive Compensation and Stock Incentive Committee generally is responsible for establishing and administering our executive compensation policies and programs within the framework of our compensation philosophy. Decisions by the Executive Compensation and Stock Incentive Committee with respect to the compensation of our executive officers are reviewed by the full Board of Directors (excluding directors who are also our employees). A number of factors, including growth, asset quality, competitive position and profitability were compared with those of a peer group of other comparably sized banks by the Executive Compensation and Stock Incentive Committee in determining executive compensation for 2004.

Compensation Policy

     Our compensation strategy is to design the management compensation program so that it contributes to the achievement of our business objectives. We seek to provide:

•	Total compensation at a level that will attract and retain qualified managers;

•	Incentive compensation opportunities that will motivate managers to achieve both our short-term and long-term objectives;

•	Compensation that differentiates pay on the basis of performance; and

•	Protection of shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation.

     Historically, the three primary components of executive compensation have been base salary, annual cash bonuses and grants of stock options and restricted stock. In 2004, we engaged the compensation consulting firm of Watson-Wyatt International to review the implementation of our compensation policy. Based on recommendations that we received from Watson-Wyatt, we propose the adoption of amendments to our equity compensation programs in this Proxy Statement so that we can diversify the types of equity-based compensation awards that we have made historically and add performance measures, as further discussed below.

     Base Salary. We believe that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive’s position, with an executive’s position within a salary range being based upon his or her performance. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers salaries for executive officers within the context of an external survey of executive compensation provided by a peer group of comparably sized banks, a number of which are located in the southeastern United States. Individual increases in salary are based upon an assessment of the peer group average salary and its relationship to the executive, the executive’s salary, our performance and our salary budget. Our base salaries are generally within the range of comparable average salaries in the peer group.

     Annual Incentive Compensation. We believe that incentive programs should provide meaningful opportunities for additional compensation linked to attaining annual performance objectives. Certain of our executives and officers are eligible to participate in our Home Office Plan, which provides cash bonuses based on the achievement of targeted levels of BancorpSouth’s average deposits and return on average equity that are approved by the Executive Compensation and Stock Incentive Committee at the beginning of each year. This bonus plan includes a statistical matrix in which various average deposit levels are compared to various returns on average equity. Employees eligible for this plan will receive bonuses based on the results actually achieved. Certain Named Executive Officers are eligible to receive cash bonus awards under our Executive Incentive Plan and do not participate in the Home Office Plan.

     In 2004, the Executive Compensation and Stock Incentive Committee assigned to each executive’s position a target bonus award opportunity under the Home Office Plan that ranged from 10% of base salary for department/division managers to 100% of base salary. The actual award may be greater or less than a target award depending upon our actual performance relative to goals. No employee may receive a bonus greater than 200% of that employee’s target award. No bonus will be awarded under this plan unless BancorpSouth achieves a threshold level of average deposits and return on average equity during the year. In 2004, each eligible employee was entitled to 64% of the employee’s target bonus, based on our average deposits and return on average equity during 2004. Similar awards were made under the Executive Incentive Plan to the Chief Executive Officer and the Chief Operations Officer, as described below.

     Under the Executive Incentive Plan, Named Executive Officers are selected by a three person subcommittee of the Executive Compensation and Stock Incentive Committee, the Incentive Subcommittee, to participate in the Executive Incentive Plan. No later than 90 days after the beginning of the year, the Incentive Subcommittee specifies in writing the target amount of cash bonus compensation payable to each participant, the maximum amount of cash bonus compensation payable to each participant, the performance goals upon which each participant’s cash bonus is conditioned and the formula to determine the amount payable to each participant based on the achievement of the specified goals. Awards under the Executive Incentive Plan may be similar to awards under the Home Office Plan, discussed above, but are also subject to conditions that are required under Section 162(m) of the Code. The amount of the cash bonus may vary among participants and from year to year. In 2004, each eligible participant was entitled to 64% of the participant’s target bonus, based on our average deposits and return on average equity during 2004.

     As soon as possible after the end of each year, the Incentive Subcommittee certifies in writing for each participant whether the performance goals for that year and any other material conditions have been met. If these goals and conditions have been met, the Incentive Subcommittee will authorize the payment of the amount earned under the Executive Incentive Plan. The Incentive Subcommittee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Incentive Plan. Any incentive bonuses will be paid in cash as soon as practicable following the end of the fiscal year, or earlier upon a change in control, as described in the Executive Incentive Plan.

     As described in Proposal No. 4 of this Proxy Statement, “Approval of the Amendment to the Executive Performance Incentive Plan,” the Incentive Subcommittee will be permitted to make incentive awards under the Executive Incentive Plan that are based on our Common Stock. The source of shares for these awards will be our 1994 Plan. Proposal No. 4 implements the recommendation of Watson-Wyatt International to provide equity-based incentives that qualify as “performance-based compensation” under Section 162(m) of the Code.

     Long-Term Incentive Compensation. The Board of Directors believes that the availability of options under our 1994 Plan gives executives a long-term stake in BancorpSouth by providing an estate-building opportunity in return for outstanding long-term performance. Awards under the 1994 Plan are made by the Incentive Subcommittee, which also administers the Executive Incentive Plan. Awards are made under these plans to executives who are responsible for long-term investment, operating or policy decisions and to those executives who are instrumental in implementing them. In determining the total number of options to be granted, we consider the available number of shares under our option plan, but have no fixed formula for determining the total number of options to be granted, nor do we consider the number of options granted by our peer group of banks.

     In selecting the award recipients and determining the number of shares to be covered in an award, the Executive Compensation and Stock Incentive Committee or, when appropriate, the Incentive Subcommittee considers (i) the present scope of responsibility of the executive, (ii) the degree to which the units influenced by that executive contribute to our profits, (iii) the degree to which asset quality and other risk decisions are influenced by that executive’s direction and (iv) the long-term management potential of the executive. No one factor is weighed more heavily than any other factor. The number of awards currently held is also considered. Generally, awards of stock options become exercisable in three equal annual installments, beginning one year after the date of grant. Because the exercise price of options under the 1994 Stock Plan is the market value of our Common Stock on the date of grant, executives will realize a gain through the award of stock options if the value of the Common Stock increases over the period that options become exercisable. As discussed below, this Proxy Statement includes proposals to permit equity incentives that encourage achievement of other performance goals.

     We have included the grant of restricted shares of common stock as a component of our compensation strategy. In 1998, we entered into the 1998 Stock Bonus Agreement with Mr. Patterson, which was amended on January 30, 2000 and January 31, 2001. Pursuant to the 1998 Stock Bonus Agreement, we awarded Mr. Patterson a total of 126,000 shares of common stock, subject to release from escrow of 7,000 shares on April 1 in each of 1998 and 1999 and 14,000 shares on April 1 in each of 2000 through 2007 if certain performance criteria for the preceding year are met. In 2000, we entered into the 2000 Stock Bonus Agreement with Mr. Kelley, pursuant to which we awarded Mr. Kelley 100,000 shares of common stock, with 20,000 of such shares subject to release from escrow on August 31 in each of 2001 through 2005 if certain performance criteria for the preceding year are achieved.

     The recommendations of Watson-Wyatt International included modifications to our long-term incentive compensation policies and practices. Currently, nearly all of our equity-based incentives provide rewards based solely on the increase in the market value of our Common Stock. Placing sole reliance on market value can, we believe, reward short-term or mid-term performance under some circumstances, but cannot adequately support our objectives of encouraging long-term performance. Based on these recommendations, we have determined that new equity-based incentives should be added to our compensation programs to ensure appropriate focus on long-term performance and objectives. The nature and purposes of these new incentives are described in Proposal No. 2 of this Proxy Statement, “Approval of Amendment and Restatement of the 1994 Stock Incentive Plan.” If Proposal No. 2 is approved, we will be able to diversify long-term performance incentives through our stock incentive programs.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to an executive officer named in the Summary Compensation Table in this Proxy Statement. However, compensation that is paid under a “performance-based” plan, as defined in Section 162(m), is fully deductible without regard to the general Section 162(m) limit. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Executive Compensation and Stock Incentive Committee has carefully considered the impact of Section 162(m) and its limitation on deductibility in determining and administering our compensation policies and plans.

     The Executive Compensation and Stock Incentive Committee intends that certain of our compensation plans qualify for an exception to the limitations of Section 162(m) so that BancorpSouth may fully deduct compensation paid under these plans. One purpose of Proposal No. 4 in this Proxy Statement, “Approval of the Amendment to the Executive Performance Incentive Plan,” is to extend performance-based compensation treatment under Section 162(m) to certain equity-based awards under our 1994 Plan. We have certain other executive compensation arrangements that may cause a portion of that compensation to exceed the Section 162(m) limitation and, therefore, prevent us from deducting that excess portion for 2004 and subsequent years. In adopting these executive compensation arrangements, the Executive Compensation and Stock Incentive Committee determined that the benefits of these arrangements to BancorpSouth and its shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.

Compensation of the Chief Executive Officer in 2004

     In establishing the compensation for Mr. Patterson, our Chairman of the Board and Chief Executive Officer, the basic approach was that of the compensation policies applicable to all our executives. In addition, the Executive Compensation and Stock Incentive Committee reviewed a report prepared by an outside compensation consultant, which included information regarding the published compensation of chief executive officers of other bank holding companies whose average assets are approximately equal to our assets, giving due regard to differences in size, performance, growth, profitability and demographics. Mr. Patterson’s salary for 2004 was established at the beginning of the year and represented a 5.0% increase over his salary for 2003. In 2004, as Chief Executive Officer, Mr. Patterson was provided an award under the Executive Incentive Plan that made him eligible to earn a target bonus award of 100% of his base salary. Based on actual performance, and as certified by the Incentive Subcommittee in its role as administrator of the Executive Incentive Plan, Mr. Patterson’s 2004 bonus of $398,656 represented 64% of his target award.

     The long-term component of Mr. Patterson’s compensation for 2004 was provided through the grant in November 2004 under the 1994 Plan of options to purchase 75,000 shares of common stock for an exercise price of $24.03 per share, which options will expire in October 2014, and the release from escrow on April 1, 2004 of 14,000 shares of common stock under the 1998 Stock Bonus Agreement (which is described above).

Summary

     The Executive Compensation and Stock Incentive Committee believes that the caliber and motivation of BancorpSouth’s people, and the leadership of its Chief Executive Officer and other executive officers, are critical factors in BancorpSouth’s ability to create a competitive advantage for shareholders through BancorpSouth’s performance. We believe that the long-term component of compensation is an important element of our total compensation approach. Shareholder approval of the Amended and Restated BancorpSouth, Inc. 1994 Stock

Incentive Plan and the amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan are important to BancorpSouth’s ability to offer equity incentives that align the interests of BancorpSouth employees with shareholders for the success of BancorpSouth. We believe the Amended and Restated BancorpSouth, Inc. 1994 Stock Incentive Plan and the amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan are worthy of your support.

Executive Compensation and Stock Incentive Committee: Travis E. Staub (Chairman) Hassell Franklin Bob Nolan Turner O. Lashlee

**The information contained in this report shall not be deemed to be “soliciting material” or “filed” or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 306, or incorporated by reference into any filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT**

     The Audit Committee of the Board of Directors consists of three directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange, and held 14 meetings in 2004. These meetings facilitated communication with senior management, the internal auditors and BancorpSouth’s independent auditors. During 2004, the Audit Committee held discussions with the internal and independent auditors, both with and without management present, on the results of their examinations and the overall quality of BancorpSouth’s financial reporting and internal controls.

     The role and responsibilities of the Audit Committee are set forth in an Amended and Restated Charter adopted by the Board of Directors, a copy of which is available on our website at www.bancorpsouth.com on our Investor Relations webpage under the caption “Corporate Governance.” In fulfilling its responsibilities, the Audit Committee:

•	Reviewed and discussed with management BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2004 and BancorpSouth’s unaudited quarterly consolidated financial statements during 2004 (including the disclosures contained in BancorpSouth’s Annual Report on Form 10-K and its 2004 Quarterly Reports on Form 10-Q under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•	Discussed with KPMG LLP, BancorpSouth’s independent auditors, the matters required to be discussed under Statements on Auditing Standards No. 61, both with and without management present; and

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (“ISB No. 1”), and discussed with KPMG LLP their independence.

     Based on the Audit Committee’s review of BancorpSouth’s audited financial statements for the year ended December 31, 2004 and the written disclosures and letter from KPMG LLP as required by ISB No. 1 and its discussions with management and KPMG LLP as described above, and in reliance thereon, the Audit Committee recommended to BancorpSouth’s Board of Directors that our audited consolidated financial statements for the year ended December 31, 2004 be included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee: Larry G. Kirk (Chairman) W. Cal Partee, Jr. R. Madison Murphy

**The information contained in this report shall not be deemed to be “soliciting material” or “filed” or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 306, or incorporated by reference into any filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPARATIVE PERFORMANCE GRAPH**

     The SEC requires us to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the common stock with (i) the performance of a broad equity market indicator and (ii) the performance of a published industry index or peer group. Set forth below is a line graph prepared by SNL Securities L.C. comparing the yearly percentage change in the cumulative total shareholder return on the common stock against the cumulative total return of the S&P 500 Index and the SNL Southeast Bank Index for a period of five years. The SNL Southeast Bank Index is prepared by SNL Securities L.C. and consists of 132 publicly-traded banks and bank holding companies located in the southeastern United States as of December 31, 2004.

Comparison of Five Year-Cumulative Total Returns

	As of December 31,
Total Returns Index for:	1999	2000	2001	2002	2003	2004
BancorpSouth, Inc.	100.00	77.49	109.59	132.12	166.48	176.64
S&P 500	100.00	91.20	80.42	62.64	80.62	89.47
SNL Southeast Bank Index	100.00	100.41	125.09	138.18	173.52	205.78

**The information contained in this graph shall not be deemed to be “soliciting material” or “filed” or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 306, or incorporated by reference into any filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BancorpSouth Bank, BancorpSouth’s wholly-owned subsidiary, has had, and expects to have in the future, banking transactions in the ordinary course of business with our officers and directors and their associates, affiliates and family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features. While certain provisions of the Sarbanes-Oxley Act of 2002 generally prohibit BancorpSouth from making personal loans to its directors and executive officers, it permits BancorpSouth Bank and certain of BancorpSouth’s other subsidiaries to make loans to BancorpSouth’s directors and executive officers so long as these loans are on non-preferential terms. During the year ended December 31, 2004, the maximum aggregate amount of extensions of credit outstanding to our directors and executive officers and their associates was $35,754,191 (3.90% of our equity capital as of December 31, 2004). As of January 31, 2005, the aggregate amount of extensions of credit to these persons was $31,758,090.

     BancorpSouth Bank makes available to all of its employees individual loans based upon creditworthiness. Loans were made to employees during 2004 at interest rates ranging from 4.25% to 6.75% per annum, with the interest rate determined primarily according to the term of the loan. All loans to employees are generally made at the prevailing interest rate.

     Forman, Perry, Watkins, Krutz & Tardy LLP, a law firm of which Alan W. Perry, one of our directors, is a member, was paid $62,391 for certain legal services rendered on our behalf during 2004, and may provide additional legal services to us in the future.

     Lashlee-Rich, Inc., of which Turner O. Lashlee, one of our directors, is the Chairman of the Board, was paid an aggregate of approximately $97,805 by BancorpSouth Bank during 2004 for various construction projects for BancorpSouth Bank.

     During 2004, Laura Staub Young, a daughter of director Travis E. Staub, was employed by BancorpSouth Bank as First Vice President, Student Loan Manager. Clayton H. Patterson, a son of our Chairman of the Board and Chief Executive Officer Aubrey B. Patterson, was employed by BancorpSouth Bank as a Vice President in 2004. Also, James Kevin Martin, the son-in-law of Aubrey B. Patterson, was employed as an Administration Officer for Network Services of BancorpSouth Bank in 2004. During 2004, each of Ms. Young, Mr. Patterson and Mr. Martin was paid an aggregate amount of salary and bonus less than $100,000 and received other benefits comparable to those received by employees having similar positions. The compensation of each was established by BancorpSouth Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

GENERAL INFORMATION

Counting of Votes

     All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be by ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.” Abstentions will, however, have the effect of a vote “against” those matters that require a majority of the shares represented at the meeting and entitled to vote.

     Inspectors of election will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). If your broker or other nominee is a National Association of Securities Dealers, Inc. or New York Stock Exchange member organization, your broker or other nominee will not have authority to vote your shares on “Proposal 2: Approval of Amendment and Restatement of the 1994 Stock Incentive Plan” “Proposal 3: Approval of the Amendment to the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors” or “Proposal 4: Approval of the Amendment to the Executive Performance Incentive Plan” unless you provide specific voting instructions to your broker or other nominee.

Miscellaneous

     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

     Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.

     A copy of our Annual Report to Shareholders for the year ended December 31, 2004 has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

Certain Matters Relating to Proxy Materials and Annual Reports

     The rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call 1-800-568-3476 or send a written request to:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary

     If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling 1-800-568-3476 or sending a written request to the address above.

BANCORPSOUTH, INC.

/s/ Aubrey B. Patterson

AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer
March 25, 2005

APPENDIX A

BANCORPSOUTH, INC.

1994 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED

Effective ________, 2005

PREAMBLE

     WHEREAS, BancorpSouth, Inc. (the “Company”) previously established the BancorpSouth, Inc. 1994 Stock Incentive Plan (the “Plan”) through which the Company could award incentives based on the common stock of the Company, $2.50 par value (“Stock”), to officers, employees and consultants of the Company and its affiliates;

     WHEREAS, the Company amended and restated the Plan effective February 14, 1998 to conform with certain requirements under Section 162(m)(4)(C) of the Internal Revenue Code and Securities and Exchange Commission Rule 16b-3, to eliminate the award of stock appreciation rights under the Plan and to permit the award of restricted shares of Stock;

     WHEREAS, the shares authorized for awards under the Plan, and certain limitations stated in the Plan, were adjusted to reflect the two for one split of the Stock that occurred on May 15, 1998; and

     WHEREAS, the Company desires to amend and restate the Plan to (i) provide for awards of Performance Shares and Restricted Stock Units (both as defined herein), (ii) to raise the sublimit on time-lapse awards available under the Plan, and (iii) to eliminate the sublimit on restricted stock awards that are based on achievement of performance goals;

     NOW, THEREFORE, the Company hereby amends and restates the Plan, effective ___, 2005:

ARTICLE I

DEFINITIONS

     1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is directly or indirectly wholly-owned or controlled by the Company.

     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options, Performance Shares, Restricted Stock or Restricted Stock Units.

     1.4 Board. The board of directors of the Company.

     1.5 Code. The Internal Revenue Code of 1986, as amended.

     1.6 Committee. A committee of the Board that is designated by the Board as the “executive compensation and stock option committee” or is otherwise designated to administer the Plan and is composed of at least two individuals or such number that satisfies the minimum requirements of section 162(m)(4)(C) of the Code, Rule 16b-3 of the Exchange Act, and the member rules of any trading exchange (e.g., the New York Stock Exchange) or reporting system (e.g., the Nasdaq National Market System, the OTC Bulletin Board System) upon which Stock is traded, whose members are not employees of the Company or an Affiliate.

     1.7 Company. BancorpSouth, Inc. and its successors.

     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

     1.9 Exchange Act. The Securities Exchange Act of 1934, as amended.

     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below:

     (a) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System, another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless the Committee determines in good faith the fair market value of the Stock to be otherwise).

     (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee.

     1.11 Incentive Option. An Option that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

     1.12 Nonqualified Option. An Option that is not an Incentive Option.

     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

     1.14 Participant. An officer, employee or consultant of the Company or of an Affiliate who either satisfies the requirements of Article IV and is selected by the Committee to receive an Award, or receives an Award pursuant to grant specified in this Plan.

     1.15 Performance Period. The period designated by the Committee during which a Participant must satisfy conditions or performance objectives stated in an Award. The duration of any Performance Period shall be at least six months.

     1.16 Performance Shares. An Award described in Section 4.7 that is denominated as a number of shares of Stock that are transferred to a Participant upon the achievement of performance goals within the Performance Period specified in the Award.

     1.17 Plan. The BancorpSouth, Inc. 1994 Stock Incentive Plan.

     1.18 Restricted Stock. An Award of a Stock grant that is subject to restrictions on transfer and/or a risk of forfeiture during a Performance Period, as described in Section 4.5. Shares of Stock that are subject to any such restrictions or risks of forfeiture shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.

     1.19 Restricted Stock Unit. An Award described in Section 4.6 that entitles a Participant to receive shares of Stock, cash or a combination of Stock and cash, as determined by the Committee. A Restricted Stock Unit represents an unfunded promise by the Company and is not a transfer of property within the meaning of section 83 of the Code.

     1.20 Stock. The common stock of the Company, $2.50 par value.

     1.21 Ten Percent Shareholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Shareholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors

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or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSE OF PLAN

     The purpose of the Plan is to provide a performance incentive to, and to encourage stock ownership by, officers, employees and other persons providing services to the Company and its Affiliates, and to align the interests of such individuals with those of the Company, its Affiliates and its shareholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the employ of the Company or of its Affiliates. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

(a)	Interpret all provisions of this Plan;

(b)	Prescribe the form of any Agreement and notice and manner for executing or giving the same;

(c)	Make amendments to all Agreements;

(d)	Adopt, amend and rescind rules for Plan administration; and

(e)	Make all determinations it deems advisable for the administration of this Plan.

     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Award. In addition, the Committee or a subcommittee thereof may grant Awards that are subject to the terms specified in the BancorpSouth, Inc. Executive Performance Incentive Plan.

     3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IV

ELIGIBILITY AND LIMITATIONS ON GRANTS

     4.1 Participation. The Committee may from time to time designate officers, employees and other persons providing services to the Company and its Affiliates to whom Awards are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock, Restricted Stock Units or Performance Units, if any, subject to each Award. All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan, including the provisions of the BancorpSouth, Inc. Executive Performance Incentive Plan.

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     4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the Participant and the number and type of shares that are subject to the Award. Accordingly, an Award may be deemed to be granted prior to the time that an Agreement is executed by the Participant and the Company. In addition thereto, and not by way of limitation, the Committee or a subcommittee thereof may grant Awards to certain Participants that are subject to the terms specified in the BancorpSouth, Inc. Executive Performance Incentive Plan.

     4.3 Limitations on Grants. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. No person may receive Awards with respect to more than 120,000 shares of Stock (subject to increases and adjustments as provided in Article VIII) in any one-year period.

     4.4 Limitation on Incentive Options. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.

     4.5 Restricted Stock. Each Award of Restricted Stock to a Participant shall specify the risks of forfeiture and/or restrictions on transfer during a Performance Period. The Committee may grant Restricted Stock to a Participant as a part of any arrangement established by the Committee and specified in an Agreement, and may include the obligation by the Participant to pay a purchase price specified by the Committee. A Participant who receives Restricted Stock shall be treated as a shareholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

     4.6 Restricted Stock Units. Each Restricted Stock Unit Award shall specify the number of shares of Stock, the formula for determining the number of shares of Stock, and/or the amount of cash that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period, which may include the obligation of the Participant to pay a purchase price specified by the Committee. A Participant who receives Restricted Stock Units shall not be treated as a shareholder of the Company until the conditions specified in the Award have been satisfied therefor. Unless otherwise specified in an Agreement, Participants shall not be entitled to receive dividend equivalents on Restricted Stock Units.

     4.7 Performance Shares. Each Performance Share Award shall specify the number of shares of Stock, or the formula for determining the number of shares of Stock, that a Participant may receive upon the satisfaction of conditions specified in the Award during the Performance Period, which may include the obligation of the Participant to pay a purchase price specified by the Committee. A Participant who receives Performance Shares shall not be treated as a shareholder of the Company until the conditions specified in the Award have been satisfied therefor. Unless otherwise specified in an Agreement, Participants shall not be entitled to receive dividend equivalents on Performance Shares.

ARTICLE V

STOCK SUBJECT TO PLAN

     5.1 Source of Shares. Upon the satisfaction of conditions specified in an Award, the Company shall deliver to Participants authorized but previously unissued Stock or Stock that is held by the Company as treasury stock.

     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Awards is 6,916,000 shares, subject to increases and adjustments as provided in Article VIII. Provided, however, the portion of this aggregate limit that may be issued pursuant to Awards of Restricted Stock or Restricted Stock Units that are not subject to the achievement of performance conditions (other than continued service to the Company or an Affiliate) is limited to 638,566 shares of Stock.

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     5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, if any portion of a Restricted Stock Award is forfeited to the Company, or shares that are subject to any other Award are not transferable at the close of a Performance Period, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.

ARTICLE VI

TERMS OF AWARDS

     6.1 Exercise Price. The exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. In the case of a Ten Percent Shareholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. The exercise price of a Nonqualified Option shall not be less than 85% of the Fair Market Value of a share of stock on the date the Nonqualified Option is granted.

     6.2 Right to Exercise. An Award shall be exercisable on any date established by the Committee or provided for in an Agreement, provided, however, that Options shall not be exercisable and Stock under any Award shall not be transferable until at least six months after the Award is granted. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate or within the periods that may be specified in the Agreement after termination of employment, death, disability or a “change of control” (as defined in any change of control agreement to which the Company and any such Participant are parties).

     6.3 Maximum Exercise Period. The maximum period in which an Award may be exercised shall be determined by the Committee on the date of grant except that no Incentive Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Shareholder) from the date it was granted. The terms of any Award may provide that it is exercisable for a shorter period. All Incentive Options shall terminate on the date the Participant’s employment with the Company terminates, except as otherwise provided in the Agreement with respect to termination of employment, death, disability or a “change of control” (as defined in any change of control agreement to which the Company and any such Participant are parties).

     6.4 Transferability. Generally, any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. However, a Nonqualified Option or Restricted Stock granted under this Plan may be transferable to the extent provided in an Agreement. Provided, further, that no right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     6.5 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment; provided, however, that if the period treated as employment with respect to an Incentive Option exceeds three months, such Option shall be deemed a Nonqualified Option.

ARTICLE VII

OPTION EXERCISE AND STOCK TRANSFER

     7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

     7.2 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash, or, if approved by the Committee, an exercise involving the pledge of shares and a loan through a broker described in Securities and Exchange Commission Regulation T or Stock that was acquired prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof. Payment of the exercise price must include payment of withholding taxes as described in Section 7.3 in cash or under an arrangement that is acceptable to the Committee.

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     7.3 Withholding Tax Requirements. Upon exercise of a Nonqualified Option, the lapse of restrictions on Restricted Stock, the transfer of Stock pursuant to an Award of Restricted Stock Units or Performance Shares, or any other event that results in liability for income tax by a Participant who received an Award as an employee of the Company or an Affiliate, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.

     7.4 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the Date of Exercise of such Option.

     7.5 Issuance and Delivery of Shares. Subject to the conditions of Article IX, shares of Stock to be issued pursuant to an Award shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after (i) a Participant receives an Award of Restricted Stock, (ii) a Participant exercises an Option, (iii) a Performance Period during which the Participant satisfies the requirements specified in a Restricted Stock Unit Award or Performance Share Award; provided, however, that the Company may condition the delivery of shares on the Participant’s execution of any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise; and provided further that the Company may delay the delivery of Stock until all restrictions specified in an Award have lapsed.

ARTICLE VIII

ADJUSTMENT UPON CORPORATE CHANGES

     8.1 Adjustments to Shares. The maximum number of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options, and the exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

     (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

     (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

     (c) there occurs any other event which in the judgment of the Committee necessitates such action;

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Awards specified in Sections 4.3 and 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. Notwithstanding the foregoing, the Committee may not modify the Plan or the terms of any Awards then outstanding or to be granted hereunder to provide for the issuance under the Plan of a different class of stock or kind of securities.

     8.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

     8.3 Effect of Certain Transactions. The provisions of this Section 8.3 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a “Change in Control,” as defined in Section 8.3(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all shares of Restricted Stock that are outstanding at the time of the Change in Control shall become fully vested immediately prior to the Change in Control event, and (ii) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.

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     (a) A Change in Control will be deemed to have occurred for purposes hereof, if:

     (1) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 25% of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), or

     (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

     (3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

     (4) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

For purposes of this Section 8.3(a), “Voting Securities” of an entity shall mean any securities of the entity which vote generally in the election of its directors.

     (b) If, as a result of the Change in Control, the Company is not the surviving entity after the transaction, or survives only as a subsidiary that is controlled by another entity, all Options that are held by the Participant immediately after the Change in Control shall be assumed by the entity which is the survivor of the transaction, or converted into options to purchase the common stock of the surviving entity, in a transaction to which section 424(a) of the Code applies.

     (c) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur. This Section 8.3(c) shall not apply to Awards that were granted prior to the February 14, 1998 amendment and restatement of this Plan.

     8.4 No Adjustment Upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

     8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Award. Any amounts tendered in the exercise of an Award remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

ARTICLE IX

COMPLIANCE WITH LAW AND REGULATORY APPROVAL

     9.1 General. No Award shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered and no payment shall be made under this Plan except in compliance with all federal or state

7

laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Award is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

     9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

ARTICLE X

GENERAL PROVISIONS

     10.1 Effect on Employment. Neither the amendment and restatement of this Plan, nor its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.4 Governing Law. The laws of the State of Mississippi shall apply to all matters arising under this Plan, to the extent that federal law does not otherwise apply or preempt Mississippi law.

     10.5 Compliance With Section 16 of the Exchange Act. With respect to persons subject to liability under section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant’s consent, except as necessary for Incentive Options to maintain qualification under the Code; and provided, further, that the shareholders of the Company must approve, in general meeting:

     (a) 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options;

8

     (b) before the effective date thereof, any amendment that increases the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan or the maximum number of shares with respect to which any individual may receive options in any calendar year, or increases the period during which Awards may be granted or exercised; and

     (c) any amendment that is subject to approval of shareholders under the rules of the New York Stock Exchange, or such other exchange or trading system on which Stock becomes traded.

     10.7 Duration of Plan. This Plan shall continue until it is terminated by the Board pursuant to Section 10.6. However, no Incentive Option may be granted under this Plan with respect to the ______additional shares of Stock that are reserved for grant effective ______, 2005, pursuant to Section 5.2, after ______, 2015, which is 10 years after the date that this amendment and restatement of the Plan is adopted by the Board. No Incentive Option may be granted under this Plan with respect to the 2,000,000 additional shares of Stock that were reserved for grant effective February 14, 1998, pursuant to Section 5.2, after February 13, 2008. No Incentive Option may be granted under this Plan after December 27, 2004, with respect to the 916,000 shares of Stock that were originally reserved for grant hereunder effective December 28, 1994. Incentive Options granted before such dates shall remain valid in accordance with their terms.

     10.8 Effective Date of Plan. This Plan was first adopted by the Board on December 28, 1994, was thereafter approved by the shareholders of the Company and was amended and restated effective February 14, 1998, and on ______, 2005. All Awards granted hereunder shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of the Plan prior to this amendment shall apply to the extent that the terms of this restated Plan would have a material adverse effect on the rights of a Participant under an outstanding Award, unless the Participant has given consent to the change, or would modify the vesting rights and rights to exercise an outstanding Award.

     IN WITNESS WHEREOF, the undersigned officer has executed this amendment and restatement of the Plan on this the ___day of ______, 2005, but to be effective as provided in Section 10.8.

BANCORPSOUTH, INC.

By:

Its:

9

APPENDIX B

AMENDMENT TO THE BANCORPSOUTH, INC.
1995 NON-QUALIFIED STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS

     THIS AMENDMENT to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Plan”) by BancorpSouth, Inc. (the “Company”) is made on this ___day of ______, 2005.

RECITALS:

     WHEREAS, the Company established the Plan, effective January 24, 1995, for the purpose of providing automatic grants of non-qualified options each year to the non-employee directors of the Company to purchase Company stock;

     WHEREAS, the Plan was amended and restated effective February 14, 1998, and the awards and shares authorized thereunder were adjusted to reflect the two for one split of the Company’s common stock that occurred on May 15, 1998; and

     WHEREAS, the Company desires to amend the Plan to increase the number of shares of Company stock that are available for purchase thereunder by 180,000 shares in order to provide for the continuation of the annual grants specified in the Plan; and

     NOW, THEREFORE, the Plan is hereby amended by restating Section 5.2 of the Plan as follows, effective as of the date of the annual meeting of stockholders in which this amendment is approved:

     “5.2 Maximum Number of Shares. The maximum number of shares of Stock that may be issued pursuant to this Plan is increased effective with the 2005 annual shareholders meeting by 180,000 shares to a total of 564,000, subject to increases and adjustments as provided in Article VIII. From this limit, no more than 8,000 shares of Stock may be issued as Restricted Stock.”

     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on the date first written above.

BANCORPSOUTH, INC.

By:

Its:

APPENDIX C

Amendment to the BancorpSouth, Inc.
Executive Performance Incentive Plan

     This Amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan (the “Plan”) is hereby adopted by BancorpSouth, Inc. (the “Company”).

Recitals:

     Whereas, the Company established the Plan to provide meaningful economic incentives to key employees and align the economic interests of those key employees with the economic interests of the shareholders of the Company;

     Whereas, the Plan was approved by the shareholders of the Company on April 28, 2004;

     Whereas, the Company intends that all compensation payable and awards granted under the Plan qualify as “performance-based compensation” described in section 162(m)(4)(C) of the Internal Revenue Code; and

     Whereas, the Company desires to amend the Plan to permit awards of certain stock incentives through the Company’s 1994 Stock Incentive Plan;

     Now, therefore, the Plan is amended as follows effective January 1, 2005:

I. Section 1.1 is restated as follows:

     1.1 Award. An incentive compensation award issued hereunder to a Participant that is subject to and dependent upon the attainment of one or more performance goals. Payments under Awards will be made in the form of cash or common stock of the Company, and may be provided in fulfillment of cash bonus or stock incentive obligations that are payable under an employment agreement between a Participant and the Company. Awards that are paid in the common stock of the Company shall be made under the BancorpSouth, Inc. 1994 Stock Incentive Plan and shall be subject to the terms and conditions of such plan, including the annual limits on grants contained therein.

II. Paragraph (a) of Article II is restated as follows:

     (a) Select Participants who may receive Awards, and grant Awards pursuant to the terms hereof;

III. Section 3.2 is restated as follows:

     3.2 Form of Payment. An Award shall be paid to a Participant in the form of cash or, for Awards made pursuant to the BancorpSouth, Inc. 1994 Stock Incentive Plan, common stock of the Company. The amount of cash or stock shall be stated as a fixed amount or as an objective formula for computing the amount of compensation payable if the performance goal is obtained. A formula for computing cash or stock compensation may be expressed as a percentage of base compensation payable to a Participant or on any other basis that yields a determinable amount of compensation. The maximum amount of cash compensation that is payable under all Awards made to a Participant during a calendar year is $4,000,000. The maximum number of shares of common stock of the Company that may be issued pursuant to an Award shall be determined pursuant to the terms of the BancorpSouth, Inc. 1994 Stock Incentive Plan.

IV. Section 4.2 is restated as follows:

     4.2 Time of Payment. Except as provided in Section 4.5, cash or stock compensation amounts that become payable under an Award after attainment of performance goals shall be paid as soon as practicable (as determined by the Committee) following the close of the Performance Period (the “Payment Date”).

     In Witness Whereof, this Amendment is hereby executed by the undersigned officer of the Company on ___, 2005, but effective on the date stated herein.

BancorpSouth, Inc.

By:

Its:

2

Mark your vote as indicated in this example	☒

		FOR	WITHHOLD
		all nominees	AUTHORITY
		listed (except	to vote for
		marked to the	all nominees
		contrary)	listed
Proposal 1.	Election of Directors.	☐	☐
Nominees:
01 – W. G. Holliman, Jr.
02 - James V. Kelley
03 - Turner O. Lashlee
04 - Alan W. Perry

Instructions:		To withhold authority to vote for any individual nominee, write his or their name(s) on the space provided below:

		FOR	AGAINST	ABSTAIN

Proposal 2.	Proposal to approve the amendment and restatement of the BancorpSouth, Inc. 1994 Stock Incentive Plan.	☐	☐	☐

Proposal 3.	Proposal to approve the amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors.	☐	☐	☐

Proposal 4.	Proposal to approve the amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan.	☐	☐	☐

Proposal 5.	Proposal to ratify the appointment of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2005.	☐	☐	☐

The undersigned instructs that this Proxy be voted as marked.

Dated: , 2005

Signature of Shareholder

Signature if held jointly

ñ     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE     ñ

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
Access the website and	Call Toll-Free using a	Return your proxy card in the
cast your vote:	touch-tone phone:	postage-paid envelope
www.votefast.com	1-800-542-1160	provided.

Vote 24 hours a day, 7 days a week!

Your Internet or telephone vote must be received by 10:59 p.m. (Central Time) on Tuesday,
April 26, 2005 to be counted in the final tabulation.

à

IF YOU HAVE VOTED BY INTERNET OR TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.
THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 10:59 P.M. (CENTRAL TIME) ON APRIL 26, 2005.

Dear BancorpSouth Shareholder:

Here is your opportunity to invest in additional shares of BancorpSouth, Inc. common stock with all brokerage commissions and service fees paid for you through our Dividend Reinvestment Plan. The main features of the plan are:

•	You may elect to reinvest your cash dividends in shares of BancorpSouth, Inc. common stock;

•	You may purchase additional shares of BancorpSouth, Inc. common stock by making cash payments of $25.00 to $5,000.00 quarterly;

•	The service is free of cost to you, and we pay all brokerage commissions and service fees;

•	Record keeping is simplified, and your stock is held for you in safekeeping until you request a certificate;

•	Participation is entirely voluntary and may be terminated at any time; and

•	Your quarterly dividend and/or cash payment will be fully invested in whole and fractional shares on which any future dividends will be credited.

If you have any questions about this plan or if you would like to receive a prospectus which describes the plan and the enrollment procedures in detail, please contact SunTrust Bank, Stock Transfer Department, P.O. Box 4625, Atlanta, GA 30302-4625, or call toll-free 1-800-568-3476.

Sincerely,
/s/ Aubrey B. Patterson
Aubrey B. Patterson
Chairman of the Board and Chief Executive Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BANCORPSOUTH, INC.
Proxy for Annual Meeting of Shareholders

     The undersigned hereby appoints Larry G. Kirk, Guy W. Mitchell, III and W. Cal Partee, Jr., or any of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of BancorpSouth, Inc. common stock which the undersigned is entitled to vote at the annual meeting of shareholders of BancorpSouth, Inc., to be held at the BancorpSouth Conference Center, 375 East Main Street, Tupelo, Mississippi, on Wednesday, April 27, 2005, at 9:30 a.m. (Central Time), and at any adjournment thereof.

     This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (1) FOR the election as directors of the nominees named on the back of this card, (2) FOR the approval of the amendment and restatement of the BancorpSouth, Inc. 1994 Stock Incentive Plan, (3) FOR the approval of the amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, (4) FOR the approval of the amendment to the BancorpSouth, Inc. Executive Performance Incentive Plan, (5) FOR the ratification of the appointment of KPMG LLP as the auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2005, and (6) in accordance with the recommendation of the Board of Directors on any other matter that may properly come before the annual meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed on the other side.)

ñ     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE     ñ

     To vote by Internet, you need to access the website www.votefast.com and enter the eleven-digit control number found on this proxy card. The website will then guide you through the voting process.

     To vote by telephone, you need to call 1-800-542-1160 and enter the eleven-digit control number found on this proxy card. If you wish to vote “FOR” all proposals as the Board of Directors recommends, press “1” when prompted. If you wish to vote on each proposal separately, press “0” when prompted. When voting on Proposal 1, which relates to the election of directors, press “1” to vote “FOR” all nominees, press “9” to “WITHHOLD” your vote for all nominees and press “0” to “WITHHOLD” your vote for individual nominees. If you withhold your vote for an individual nominee, you will be prompted for the two-digit number located next to the nominee’s name on the proxy card. For all other proposals, press “1” to vote “FOR” the proposal, press “9” to vote “AGAINST” the proposal or press “0” to “ABSTAIN” from voting on the proposal.